SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                              REGISTRATION NO. 333-56848

                             POST-EFFECTIVE AMENDMENT NO. 2

                                         TO

                                     FORM SB-2

                                 REGISTRATION STATEMENT
                                          UNDER
                               THE SECURITIES ACT OF 1933

                            PRE-SETTLEMENT FUNDING CORPORATION
        (Exact name of small business issuer as specified in its charter)

Delaware                          _________                 54-1965220
(State or other              (Primary Standard             (I.R.S. Employer
jurisdiction of                  Industrial              Identification No.)
incorporation or              Classification Code
organization)                        Number)


                        927 South Walter Reed Drive, Suite 5
                             Arlington, Virginia 22204
                                  (703) 892-4123
                (Address, including zip code, and telephone number,
         including area code, of Registrant's principal executive offices)

                                     Darryl Reed
                         President & Chief Executive Officer
                        927 South Walter Reed Drive, Suite 5
                             Arlington, Virginia 22204
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                        Copies to:
                                   James DeOlden, Esquire
                     18300 Von Karman, Suite 710, Irvine, CA 92612
                                       (949) 809-2118

Approximate date of proposed sale to public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective
Registration Statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            CALCULATION OF REGISTRATION FEE

Title of         Amount to be       Proposed       Proposed       Amount of
each class       registered         maximum        maximum        registration
of                                  offering       aggregate
securities                          price per      price (1)
to be                               unit (1)
registered

Common stock,
$0.001 par
value             498,000            $1.00          $498,000            $124.50

Common stock,
$0.001 par
value,
issuable
upon
exercise of
options to
purchase shares  1,420,000           $1.00           $1,420,000         $730.00

Common stock,
$0.001 par
value,
issuable
upon exercise of
options to
purchase
shares             600,000           $1.75           $1,050,000         $262.50

Common
stock,
$0.001 par
value,
issuable
upon
exercise of
options to
purchase
shares          1,000,000            $2.00           $2,000,000         $500.00

Common
stock,
$0.001 par
value,
issuable
upon
exercise of
underwriter's
warrants          10,000             $1.00            $10,000           $2.50

Total
Registration
Fee                                                                 $1,807.00(2)

(1)  Estimated solely for the purpose of determining the registration fee.
(2)  Fee of $1,988.25 previously paid.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange
Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                                      PROSPECTUS

                       PRE-SETTLEMENT FUNDING CORPORATION

     - This Prospectus also relates to the offer and sale from time to time by certain persons (the "Selling Shareholders") of 3,518,000 shares of common stock including 3,020,000 shares underlying certain presently outstanding options (the "Option Shares") and an additional 498,000 shares of outstanding common stock (the "Outstanding Shares," and collectively with the Option Shares, the "Selling Shareholder Shares"). This Prospectus also relates to the offer and sale from time to time of 10,000 Underwriter's Warrant Shares. The Selling Shareholder Shares and the Underwriter's Warrant Shares are not part of the underwritten offering. Only 359,000 of the Outstanding Shares may be sold for a period of 180 days following the date of this Prospectus. Pre-Settlement Funding Corporation will not receive any proceeds from the sale of the Outstanding Shares. If, and when, the Selling Shareholders exercise their options to purchase, the Option Shares may be resold to the public using this Prospectus. If, and when, Three Arrows Capital Corp. exercises its warrants to purchase, the Underwriter's Warrant Shares may be also resold to the public using this Prospectus. Pre-Settlement Funding will not receive any of the proceeds from the re-sale of the Option Shares or the Underwriter's Warrant Shares. We will, however, receive $ 4,070,000 if all of the options are exercised and $10,000 if all of the warrants are exercised.

     - A total of  3,528,000 shares of our common stock are being registered.

     - Pre-Settlement had offered up to 750,000 its shares of common stock for sale under this Registration Statement, but this Post-Effective Amendment to the Registration Statement has removed all references to those 750,000 shares. Further, to make certain, the Registrant is specifically de-registering all 750,000 unsold shares. The Registrant was unable to reach its stated minimum escrow and as such, considering the current market conditions, has withdrawn its offering of those heretofore registered 750,000 shares. Only those securities that are contained herein remain registered pursuant to the Registration Statement as Amended by this Post-Effective Amendment.

Your Investment In Our Common Stock Involves A High Degree Of Risk. Before Investing In Our Common Stock, You Should Consider Carefully The Risks Described Under "Risk Factors" Beginning On Page 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS COMPLETE OR ACCURATE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Post-Effective Amendment to the Prospectus is
                                   September 19, 2002.

                                  PROSPECTUS SUMMARY

Pre-Settlement Funding

Pre-Settlement Funding Corporation (which we refer to as "Pre-Settlement Funding," "we" or "us") is a development stage company with limited operations formed to advance cash to plaintiffs in pending personal injury cases. In exchange for a cash advance, which generally will not exceed
10 percent of the expected award, plaintiffs will pay Pre-Settlement Funding a negotiated percentage of the potential settlement or judgment. Pre-
Settlement Funding is not a lender. Pre-Settlement Funding is paid only if the customer receives a monetary settlement or judgment that exceeds the plaintiff's legal expenses.

Pre-Settlement Funding was incorporated on October 14, 1999 under the laws of Delaware. Our executive offices are located at 927 South Walter Reed Drive, Suite 5, Arlington, Virginia 22204, and our telephone number is (703) 892-4123.

The Offering

We are registering 3,528,000 Selling Shareholder Shares, including (1) 498,000 Outstanding Shares and (2) 3,020,000 Option Shares. We are also registering 10,000 shares ("Underwriter's Warrant Shares") underlying 10,000 warrants issued to the Underwriter ("Underwriter's Warrants"). See "Selling Shareholders" and "Related Party Transactions."

Shares Outstanding

We have 5,368,000 shares of common stock outstanding prior to this offering, not including the shares underlying the 3,030,000 outstanding options.

Use of Proceeds

We intend, upon the exercise of the outstanding options, to use the proceeds of this offering for the purposes and in the order set forth as follows:

     - cash advances to qualified customers
     - advertising
     - salaries and benefits
     - other corporate purposes

Risk Factors

The securities we offer by this Prospectus involve a high degree of risk. You should purchase them only if you can afford to lose the total amount of your purchase. If you are considering a purchase of these shares, you should carefully evaluate the risk factors following this Summary and all of the other information in this Prospectus, including the financial statements.

Forward-Looking Statements

This Prospectus contains forward-looking statements that address, among other things, our business strategy, use of proceeds, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations with respect to the information currently available to us and are subject to risks, uncertainties and assumptions. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors.

                                        RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should purchase them only if you can afford to lose the total amount of your purchase. Before deciding whether to invest, you should read and consider carefully the following risk factors as well as the other information in this Prospectus, including the financial statements, before you decide to buy our common stock. This Prospectus also contains certain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this Prospectus.

                            RISKS RELATED TO OUR OPERATING HISTORY

     We Are a Development Stage Company with a Limited Operating
History and Therefore the Success of Our Business Is Extremely
Difficult to Evaluate.

     We were incorporated on October 14, 1999, and we have conducted only limited operations. Accordingly, we have a limited operating history. We are subject to all risks inherent in a developing business enterprise. A lack of operating history makes it difficult for our target audience to evaluate the services provided. The likelihood of our success must be considered in light of the problems, expenses and difficulties frequently encountered by a new business in general such as the ability to build awareness of our business and those specific to the partial purchase of claims prior to settlement, including unfavorable settlements and competition by other companies offering the same services.

     We Have a History of Net Operating Losses and If These Losses Continue Beyond the Short Term Our Operations Will Be in Jeopardy.
We currently have net losses and expect to continue to incur operating losses for at least one year since we have generated little revenue and we expect to spend significant amounts of money on cash advances to qualified plaintiffs, advertising, employee recruiting, and other operating costs. It is possible that our revenues may never exceed expenses. If operating losses continue beyond the short term, our operations will be in jeopardy.

     If We Are Not Be Able to Obtain Additional Financing, We May Be Unable To Develop and Implement Our Business Plan and Our Operations Will Be Limited.

     Even after receiving the proceeds from the exercise of the options pursuant to this offering, we may not have sufficient capital resources to develop and implement our business plan. Therefore, our ultimate success may depend upon our ability to raise additional capital. We have not investigated the current availability, sources or terms of acquiring additional capital, and the Board of Directors will not in all likelihood do so until it has determined a need for such additional capital. If additional capital is needed, there is no assurance that such capital will be available from any source or, if available, will be made or proposed on terms that are acceptable to us. If such capital is not available, it will be necessary for us to limit our operations to those that can be financed with existing financial resources.

                         RISKS RELATED TO OUR BUSINESS

     If Our Claim Evaluation Process Is Not Accurate Our Revenues
Will Be Adversely Affected.

     Our future success is dependent on our ability to evaluate accurately the strength, value and timing of our customers' claims. To the extent claims do not settle, settle for less than the amount we have advanced, or settle later than we anticipated, our revenues will be adversely affected.

     Although Pre-Settlement Funding will follow thorough procedures in evaluating cases, the time it takes a case to settle (if at all) will vary by customer and could extend for periods of twelve months or more. There can be no assurance that such results will not cause significant fluctuations in Pre-Settlement Funding's operating results in the future. Pre-Settlement Funding's operating results could vary from period to period as a result of this fluctuation in the length of time until a case settles (if at all).

     We May Not Generate Sufficient Revenues To Reach Profitability if Our Client Base Remains Underdeveloped.

     We expect to derive substantially all of our revenues from the payments received through the purchase of portions of settlement claims. We do not have a customer base due to the early stage of our development. If we cannot build a wide customer base of plaintiffs who ultimately have favorable settlements, we may not generate sufficient revenues to reach profitability.

     If We Do Not Attract New Customers Our Business Could Be
Adversely Affected.

     Our relationships with customers are generally single occurrence transactions. It is unlikely that many of our customers will do business with us again. We cannot be sure that any of our customers will refer new customers to us. A lack of new customers would have a material adverse effect on our business, financial condition and results of operations.

     Potential Legal Uncertainties Are Inherent in Our Business and Could Prevent Us From Continuing to Offer Our Services in Our Current Markets or From Expanding Our Business.

     To date, we are unaware of governmental regulations in this region that would materially restrict the use of our services. However, the legal and regulatory environment that pertains to the advancement of settlement proceeds may change. New regulations could prevent us from offering our services in our current markets. In addition, existing regulations in other markets that we might consider in the future could prevent us from expanding our business. Both the Bar of the Commonwealth of Virginia and the State Bar of Maryland currently view it to be unethical for a lawyer to provide financial assistance to his or her clients (other than to make advances for court fees, etc.) under most circumstances. Although Pre-Settlement Funding is unaware of any rules regarding financing by non-lawyer third parties such as itself, jurisdictions such as Virginia or Maryland could prohibit this practice in view of their position on the practice of litigation funding by members of its bar. Alternatively, a court could find that Pre-Settlement Funding's business violates the common law prohibition against "maintenance" and "champerty" which are doctrines relating to the unlawful upholding of a lawsuit of a stranger, including an agreement to divide the proceeds of a suit.

     Further, interpretations of existing laws, regulations and ethical rules affecting the legal industry could adversely affect our ability to offer our services. For example, although we do not intend to extend loans to our clients, it is conceivable that a client may subsequently claim that our contract constituted a "loan," that our return on investment was usurious "interest," and that a court may possibly agree with such a re-characterization. Each state may have varying statutory ceilings on the amount of interest one can charge that state's residents. A decision by a state's court that our contract constitutes a "loan" could substantially reduce our return on that contract and impair our ability to provide our services to other customers in that jurisdiction.

     We Will Depend on Key Personnel to Control Our Operations and Our Business May Suffer if They Are Not Retained.
Our future success depends on the continuing services of Darryl Reed, our President and Chief Executive Officer, and Joel Sens, our Secretary and Treasurer. The loss of the services of Messrs. Reed and/or Sens could have a material adverse effect on our business or operations.

     If We Do Not Attract And Retain Additional Qualified Personnel Our Business Will Not Expand.

     As we grow, additional personnel will be required. There is no assurance that we will be successful in attracting and retaining key personnel with the skills and expertise necessary to manage our business.

     We Face Strong Competition and May Not Be Able to Compete
Successfully Which Could Adversely Affect Our Business and Financial
Condition.

     The markets in which we operate are highly competitive. Certain of our competitors and potential competitors have greater financial resources, longer operating histories, and greater name recognition than we do. In addition, the services that we offer can in some cases be provided by non-business sources such as friends and family of a plaintiff. Our failure to compete effectively would have a material adverse effect on our business, operating results, and financial condition.

     We Have No Assurance of Market Acceptance of Our Business.
Our future success and competitive position depends upon market acceptance of our services. Pre-Settlement Funding has not conducted any formal market studies as to the potential demand for its services. Achieving market acceptance for Pre-Settlement Funding's products will require substantial marketing efforts and the expenditure of a significant amount of funds to inform customers of the perceived benefits of using Pre-Settlement Funding's services.
There can be no assurance that our services will be accepted in the market.

                           RISKS RELATED TO OUR STOCK

     We Have a Significant Number of Outstanding Options and
Warrants, the Exercise of Which May Further Dilute Ownership And May Depress Our Stock Price.

     On the effective date of this Prospectus, there will be outstanding options and Underwriter's Warrants to purchase an aggregate of 3,030,000 shares, the underlying shares of which will be freely tradable without restrictions or further registration under the Securities Act of 1933, as amended (the "1933 Act"). To the extent that outstanding options and Underwriter's Warrants are exercised, dilution to the percentage ownership of Pre-Settlement Funding's shareholders will occur and any sales in the public market of the shares underlying these options and Underwriter's Warrants may adversely affect prevailing market prices for the shares as discussed in the next paragraph. Moreover, the terms upon which Pre-Settlement Funding will be able to obtain additional equity capital may be adversely effected since the holders of outstanding options and the Underwriter's Warrants can be expected to exercise them at a time when Pre-Settlement Funding would, in all likelihood, be able to obtain any needed capital on terms more favorable to Pre-Settlement Funding than those provided in the outstanding options and Underwriter's Warrants.

     We Do Not Have a Public Trading Market for Our Shares Prior to This Offering and Therefore There May Not Be Liquidity for Our Shares.

     There has never been a public market for our common stock. Even though we are "going public" through this offering and expect that an application will be filed for our common stock on the OTC Bulletin Board market, there can be no assurance that an active public market for our common stock will ever develop or be sustained. If there is little demand on the part of potential purchasers of our common stock, you will have difficulty selling any of your shares in Pre-Settlement Funding.

     Our Stock Price Is Likely to Be Highly Volatile and Investors Could Experience a Decrease in the Value of Their Common Stock
Regardless of Our Operating Performance or Prospects.

     Before this offering, there has been no public trading market for our common stock. It is possible that no trading market for the common stock will develop or be sustained. Until a trading market develops, if at all, the market price for our common stock is likely to be volatile, and factors such as success or lack thereof in accomplishing our business objectives may have a significant effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capitalization companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of our common stock. As a result, investors in our common stock may experience a decrease in the value of their common stock regardless of our operating performance or prospects.

     Our Stock Is Subject to Penny Stock Regulations That Make It More Difficult For Broker-Dealers to Easily Trade Our Stock and Consequently Limits the Ability of Investors to Sell Our Stock.
The Securities and Exchange Commission has adopted regulations imposing limitations upon the manner in which certain low priced securities (referred to as a "penny stock") are publicly traded. Under these regulations, a penny stock is defined as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on the Nasdaq National Market System or Small Cap Market and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000 if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. Also, under these regulations, certain broker-dealers who recommend such securities to persons other than established customers and certain accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Trading activities for penny stock are more difficult for broker-dealers than in the case of securities not defined as penny stocks. Because our common stock is penny stock this may have the result of depressing the market for our securities, and an investor may find it difficult to dispose of these securities.

     We Have Not, Nor Will We in the Near Future, Pay Dividends.
We have not paid or declared any cash dividends with respect to our common stock, and we do not intend to declare any cash dividends to holders of our common stock in the foreseeable future. The payment of future dividends, if any, to holders of the common stock is within the discretion of the Board of Directors and will depend on our earnings, capital requirements, financial condition, and other relevant factors. There can be no assurance that any dividends will ever be paid to holders of our common stock.

     We Provide Indemnification of Officers and Directors and It May Be Difficult to Sue Them.

     Our certificate of incorporation and bylaws reflect the adoption of the provisions of Section 102(b)(7) of the Delaware General Corporation Law that eliminates or limits the personal liability of a Director to us or our stockholders for monetary damages for breach of fiduciary duty under certain circumstances. If the Delaware law is amended to authorize corporate action further eliminating or limiting personal liability of Directors, the certificate of incorporation provides that the liability of our Directors shall be eliminated or limited to the fullest extent permitted by the Delaware law. Our certificate of incorporation and bylaws also provide that we will indemnify any person who was or is a party to a proceeding by reason of the fact that he is or was a Director, officer, employee or agent of ours, or is or was serving at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with a proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, in accordance with, and to the full extent permitted by the Delaware law. The determination of whether indemnification is proper under the circumstances, unless made by the court, shall be determined by our Board of Directors.

     Control by Officers and Directors Prevents Changes in Management and Makes Any Takeover Unlikely.

     Messrs. Sens and Reed, our founders and our executive officers and also directors, and other principal shareholders, in the aggregate, beneficially will own greater than 80.0% of our outstanding shares of common stock, without giving effect to the outstanding options. Purchasers of common stock will be minority shareholders of Pre-Settlement Funding and although entitled to vote on any matters that require stockholder approval, will not control the outcome of these votes. Accordingly, Messrs. Reed and Sens with the other principal shareholders will have significant influence in determining the outcome of any corporate transaction or other matter submitted to the stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control of Pre-Settlement Funding.

     The interests of these stockholders may differ from the interests of the other stockholders. Further, the holders of our shares of common stock are not entitled to accumulate their votes. Accordingly, the holders of a majority of the shares of common stock present at a meeting of stockholders will be able to elect all of our Directors and the minority stockholders will not be able to elect a representative to our Board of Directors. Messrs. Sens and Reed have entered into a Stockholder Agreement that, in addition to giving each of them certain rights with respect to the transfer of the other's shares, also contains a voting agreement. Pursuant to this voting agreement, each of them shall cast their votes for the election of directors for those directors nominated by each of them. Mr. Sens is entitled to nominate three directors, and Mr. Reed is entitled to nominate two directors. As a result, Messrs. Sens and Reed have the voting power to elect Pre-Settlement Funding's entire Board of Directors.

     Limited State Registration Means Shareholders in This Offering May Experience Difficulties in Subsequent Sales of Such Shares to
Person in Other States.

     These securities are not registered in states other than in Maryland, New York, New Jersey and Virginia. Subsequent sale and transfer to residents of various states may be required to be made only pursuant to registration or an exemption from registration in the transferee's state.

     Special Notice Regarding Forward-Looking Statements.

     Some of the information in this Prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they discuss our expectations about our future performance, contain projections of our future operating results, of our future financial condition, or state other "forward-looking" information. We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not accurately able to predict or over which we have no control. The risk factors listed in this Prospectus, as well as any other cautionary language in this Prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this Prospectus could have a material and adverse effect on our business, results of operations and financial condition and that upon the occurrence of any of these events, the trading price of our common stock could decline and you could lose all or part of your investment.

                                USE OF PROCEEDS

     We will not receive any proceeds from the resale of any of the Selling Shareholders' Shares or the Underwriter's Warrants. Considering that we will not receive any proceeds from these resales, the number of cash advances that we are able to make, the size and scope of our marketing, and our ability to hire new employees may be impaired and will, in all probability, rely upon future sales of equity or debt securities.

     After the first year of operations, our capital will continue to be used primarily for advances to qualified customers and the remainder will be utilized for advertising, including expansion into the national market and for benefits and payroll for Pre-Settlement Funding's employees, including payment of Messrs. Sens' and Reed's accrued salaries.

     In the event that Pre-Settlement Funding's plans change, or its assumptions change or prove to be incorrect, or if projected cash flow otherwise prove to be insufficient to fund operations (due to unanticipated expenses, delays, problems or otherwise) Pre-Settlement Funding could be required to seek additional financing sooner than currently anticipated. Pre-Settlement Funding has no current arrangements with respect to, or potential sources of, additional financing and it is not anticipated that existing shareholders will provide any portion of Pre-Settlement Funding's future financing requirements other than through the exercise of outstanding options. There can be no assurance that additional financing will be available to Pre-Settlement Funding when needed, on commercially reasonable terms, or at all.

     If all of the outstanding options and the Underwriter's Warrants are exercised, Pre-Settlement Funding will receive approximately $4,070,000.

                          DETERMINATION OF OPTION PRICE

     The exercise price of the options and Underwriter's Warrants are not based upon Pre-Settlement Funding's net worth, total asset value, or any other objective measure of value based upon accounting measurements. The exercise prices were determined by the officers of Pre-Settlement Funding and the Underwriter and were determined arbitrarily.

                                       DIVIDENDS

     To date, we have paid no dividends on any shares of common stock and our Board of Directors has no present intention of paying dividends on the common stock in the foreseeable future. The payment by us of dividends on the common stock in the future, if any, rests solely within the discretion of the Board of Directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other factors deemed relevant by our Board of Directors. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may limit our ability to pay dividends on the common stock.

                                CAPITALIZATION

     The following table sets forth the capitalization of Pre-Settlement Funding as of June 30, 2002 on (i) a historical basis. Capitalization of Pre-Settlement Funding should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations, "Use of Proceeds," "Offering Related Transactions," and the Financial Statements and notes thereto, included elsewhere in this Prospectus.

                                                       Actual

(i)  Cash and cash equivalents                         $    1,175

Stockholders' equity:
Preferred Stock, par value $.001
per share 100,000 shares authorized, 0 issued
Common stock, $.001 par value, 19,900,000 shares
authorized 5,368,000 issued (at  September
30, 2001) and outstanding and
6,118,000 Shares outstanding
Pro Forma at the maximum and
5,568,000 outstanding Pro Forma
at the minimum                                              5,368
Additional  paid-in capital                               183,652
Deficit Accumulated during the Development Stage         (924,899)
Total stockholders' equity (deficit)                     (735,879)
Total capitalization (deficit)                          $(735,879)

@ Excludes 3,020,000 shares of common stock reserved for issuance under the Option Plan and underwriter warrants for 10,000 shares of common stock.

                           MARKET FOR SECURITIES

     There is currently no public market for our common stock. We currently are in the process of having our common stock listed on the OTC Bulletin Board maintained by members of the National Association of Securities Dealers, Inc. ("NASD"), although no assurances can be given that this listing of our stock will occur.

                             PLAN OF DISTRIBUTION

     Pre-Settlement Funding has issued 10,000 warrants to the Underwriter to purchase 10,000 shares at the offering price of $1.00 per share for a total price of $10,000. The terms of the warrants are to run to four years from the end of the offering period, not to exceed five years from the initial offering date, and they cannot be sold or assigned for at least one year from the effective date of the offering. Pre-Settlement Funding has agreed to register the Underwriter's Warrant Shares in this registration statement.
Three Arrows Capital is a registered broker-dealer with the NASD and is registered with the states of New York, Maryland, Virginia and numerous other jurisdictions. Pre-Settlement Funding has no plans, proposals, arrangements, or understandings with the Underwriter, other than the Underwriter's Warrants, with regard to future transactions. No other material relationships exist between the Underwriter and Pre-Settlement Funding or its management. No selling group exists at the present time or is contemplated. We currently also do not contemplate any electronic offering of the security other than that described below. All communications regarding the offering will cite the availability of the Prospectus. This offering is being made pursuant to Rule 15c2-4 of the Securities and Exchange Act of 1934.

     No officers, employees, or director of Pre-Settlement Funding will be paid a commission in connection with the sale of any shares. Notices of the offer and how to get a prospectus will be posted on our website, www.wefundlawsuits.com, and may also be in selected print media and sent to customers and other interested parties by mail. These notices will be in the form permitted by Rule 134 of the 1933 Act.

                             SELLING SHAREHOLDERS

     This Prospectus relates to the offer and sale of certain securities by the following Selling Shareholders. Pre-Settlement Funding has agreed to register the public offering of the Selling Shareholders' Shares under the 1933 Act concurrently with this offering and to pay all expenses in connection therewith. An aggregate of up to 3,528,000 Selling Shareholders' Shares, including 498,000 Outstanding Shares and 3,020,000 Option Shares, may be offered and sold pursuant to this Prospectus by the Selling Shareholders. We are not aware that any of these Selling Shareholders has any plan, arrangement, understanding, agreement, commitment or intention to sell their securities. See "Plan of Distribution." Furthermore, Messrs. Sens and Reed have each entered into a written agreement by which each of them represents that he will not sell his shares during the period of the offering. None of the following Selling Shareholders, other than Joel Sens, Secretary and Treasurer and a director of Pre-Settlement Funding, Darryl Reed, President and CEO and a director of Pre-Settlement Funding, has held any position or office within Pre-Settlement Funding nor has had any other material relationship with us in the past three years, other than in connection with the transactions pursuant to which the Selling Shareholders acquired the rights of conversion and the common shares. For a discussion of the Selling Shareholders' Shares held by Messrs. Sens and Reed see "Related Party Transactions" on page 45. This Prospectus relates to the offer and sale of shares by certain Selling Shareholders. The Selling Shareholders' Shares may be offered and sold from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. (As discussed below, certain of the Selling Shareholders Shares may not be sold for a period of 180 days following the public offering and the shares of Messrs. Sens and Reed may not be sold during the offering.) The Selling Shareholders' Shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (d) face-to-face transactions between sellers and purchasers without a broker/dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling Shareholders in amounts to be negotiated. The maximum commission or discount to be received by any NASD member or independent broker-dealer will not be greater than eight percent for the sale of any securities sold by the Selling Shareholders. Such brokers and dealers and any other participating brokers or dealers along with the Selling Shareholders may be deemed to be "underwriters" within the meaning of the 1933 Act, in connection with such sales.

     The Selling Shareholders will comply with the provisions of Regulation M. For example, the Selling Shareholders will not bid for or purchase securities being offered in the distribution during the period of the offering. Messrs. Reed and Sens could be deemed affiliates of Pre-Settlement Funding and, therefore, will sign an undertaking with respect to compliance with the Regulation.

     The following table sets forth some information about the Selling Shareholders for whom we are registering shares of common stock for resale to the public. The information in the table assumes no sales are effectuated by the Selling Shareholders other than pursuant to this Registration Statement, and that all shares of common stock being registered pursuant to this Registration Statement are sold.



Selling Shareholder          Beneficial Ownership         Amount of        Beneficial        Percentage
                             of Shares Prior to            Selling         Ownership of      Beneficial
                                    Sale                  Shareholders'    Ordinary          Ownership of
                                                          Shares Offered   Shares After      Shares After
                                                                           Offering (1)      Offering (1)
Joel P. Sens                      3,000,000 (2)              100,000         2,900,000            49%
Darryl W. Reed                    2,000,000 (3)              100,000         1,900,000            33%
Jason M. Apolenis                    10,000                   10,000 (4)             0             0%
Joy E. McKinney                      10,000                   10,000 (4)             0             0%
Todd Callaway                        10,000                   10,000 (4)             0             0%
Ben Ayele                            28,000                   28,000 (4)             0             0%
Matthew K. Clark                     10,000                   10,000 (4)             0             0%
Kevin Krushinski                     10,000                   10,000 (4)             0             0%
Abdullah Al-Dousari                  10,000                   10,000 (4)             0             0%
Maha Al-Faran                        10,000                   10,000 (4)             0             0%
Rober Amireh                         10,000                   10,000 (4)             0             0%
Hiyam R. Amireh                      10,000                   10,000 (4)             0             0%
Gutjahar & Montagut P.C. (7)         10,000                   10,000 (4)             0             0%
Charles J. Apolenis                  10,000                   10,000 (4)             0             0%
Tarik Mohammed Abdalla               10,000                   10,000 (4)             0             0%
Susan A. Paoletti                    16,000                   16,000 (4)             0             0%
Laura M. Bateman                     10,000                   10,000 (4)             0             0%
Peter J. Kinsella                    40,000                   40,000 (4)             0             0%
Lawrence McKay                       10,000                   10,000 (4)             0             0%
James Graham (5)                     20,000                   20,000                 0             0%
Alice Clark                          10,000                   10,000 (4)             0             0%
Michael Livesay                      14,000                   14,000 (4)             0             0%
Ronald E. Alexander                  10,000                   10,000 (4)             0             0%
Joshua Brannon                       20,000                   20,000 (4)             0             0%
Chukwuemeka Njoku                    20,000 (6)               20,000                 0             0%


(1) Assumes all of the Selling Shareholders' Shares are sold by the Selling Shareholders.

(2) Does not include the 1,500,000 options issued to Mr. Sens under the same subscription agreement. See "Related Party Transactions."

(3) Does not include the 1,500,000 options issued to Mr. Reed under the same subscription agreement. See "Related Party Transactions."

(4) Shares received from exercise of conversion feature on 10% convertible notes. These shares are subject to a lock-up period pursuant to which 50% of these shares may not be sold until 180 days after the effective date of this Prospectus. See
     "Registration Rights Agreement."

(5)  Issued to Mr. Graham pursuant to a Letter Agreement for
     Consulting Services between Pre-Settlement Funding and Graham Design, LLC.

(6) Assumes exercise of 20,000 options granted to Mr. Njoku pursuant to a consultant agreement between Pre-Settlement Funding and Mr. Njoku dated January 8, 2001. Pursuant to the agreement, 10,000 of these options have already been issued and have vested to Mr. Njoku. The remaining 10,000 options have been issued to Mr. Njoku but will vest twelve months after Pre-Settlement Funding's
Registration Statement goes effective. The exercise price for these options is $0.50 per share.

(7) Gutjahar & Montagut P.C. is controlled by Mr. Vernon Gutjahar and Ms. Concepcion Montagut.

     The 20,000 Shares issued to James Graham, for services rendered, and the 200,000 Outstanding Shares issued to Joel Sens and Darryl Reed will be freely transferable upon the effective date of this Prospectus, although Messrs. Sens and Reed will not sell their shares during the period of the offering. Only 50% of the remaining 278,000 Selling Shareholders' Outstanding Shares may be sold by the Selling Shareholders for the first 180 days after the date of this Prospectus pursuant to a certain Registration Rights Agreements discussed below. Of the 20,000 options issued to Mr. Njoku, only 10,000 have vested and may be exercised. The other 10,000 options will vest twelve months after the effective date of this Registration Statement. Pre-Settlement Funding will not receive any of the proceeds from the sale of the Selling Shareholders' Shares by the Selling Shareholders.

     It is to be noted that Typhoon Capital received 50,000 restricted shares that are not being registered and are not being offered at the present time.

Registration Rights Agreements

     Pre-Settlement Funding entered into a Registration Rights Agreement relating to the sale of 10% convertible notes with each Selling Shareholder that purchased such notes. All of these notes have been converted prior to the date of the filing of the Registration Statement of which this Prospectus is a part. Pursuant to the Registration Rights Agreement, Pre-Settlement Funding has included the common shares that were issued upon exercise of the notes' conversion rights in the Registration Statement. Pre-Settlement Funding will bear all expenses related to the registration of such shares.

     Each Selling Shareholder who received shares upon the exercise of the convertible notes has agreed to refrain from the public sale of at least one-half of the shares being registered hereby for a period of not more than 180 days following the date of effectiveness of Pre-Settlement Funding's Registration Statement.

                                    BUSINESS

History of Pre-Settlement Funding

     We are a development stage company with a limited operating history, having been incorporated on October 14, 1999. We currently are accepting applications from prospective clients. As of the date of this Prospectus, we have made several advances to plaintiffs and have generated revenues of less than $5,000.

Overview

     Our objective is to become the leading company in the United
States in the business of advancing cash to personal injury plaintiffs in exchange for a portion of their claims, a business sometimes referred to as litigation funding. In order to achieve this objective, we intend to advertise extensively, using primarily radio, newspapers, cable television, and direct mail. We also intend to employ the internet and word-of-mouth referrals to promote our services. In order to minimize Pre-Settlement Funding's risk of loss, we intend to use comprehensive case analysis and underwriting processes in making decisions to advance cash to plaintiffs.
Our business plan was developed by our two principal executive officers and founders, Darryl Reed and Joel Sens. See "Management" below. There can be no assurance that we will successfully implement our business plan or achieve our objective, or that we will generate sufficient revenues from operations to meet the requirements of our business.

Industry and Opportunity

     According to the National Safety Council, a federally chartered not-for-profit organization, the economic costs in 1998 of unintentional injuries totaled $480.5 billion . These costs included $77.8 billion in medical expenses, $246.1 billion in wage and productivity losses, and $44.9 billion in motor vehicle damages. Pre-Settlement Funding believes that as the cost and frequency of unintentional injuries increases, so does the need for our services.

     Our target market is personal injury victims who cannot afford to pay the expenses resulting from their unintentional injury.

     A substantial number of personal injuries lead to lawsuits.   For
example, in a study tracking civil cases resolved in 1992, more than
ninety-five percent of lawsuits result in settlements.   Pre-
Settlement Funding's mission is to help relieve the financial burdens of plaintiffs who are awaiting settlement of legal proceedings. We believe that there are a substantial number of personal injury victims with pending lawsuits who have an immediate need for cash to fund living expenses, pay medical bills or replace lost income. Pre-Settlement Funding provides a critical service to plaintiffs who cannot afford to wait out the lengthy legal process to receive cash settlements by advancing them funds on a contingency basis against their expected settlement or judgment.

Business Strategy

     Pre-Settlement Funding targets its services to qualified parties involved in pending litigation in the following types of lawsuits:

     - auto injury cases
     - medical malpractice
     - personal injury
     - product liability
     - work-related disability
     - elder abuse or nursing home negligence

     Pre-Settlement Funding targets its services primarily to plaintiffs involved in personal injury claims; however, Pre-
Settlement Funding may also advance money to customers involved in other types of claims, such as divorce cases.

     Pre-Settlement Funding follows well-structured and thorough procedures in evaluating cases. Pre-Settlement Funding is not a lender. Pre-Settlement Funding is paid only if the customer receives a monetary settlement or judgment. We advance funds to plaintiffs on a contingency basis against their potential settlement or judgment. In exchange for the cash advance, which we anticipate generally will not exceed 10 percent of the expected award, plaintiffs will pay Pre-Settlement Funding a negotiated percentage of the potential settlement or judgment. We receive our fee only if the plaintiff receives his or her settlement. If there are no proceeds from the litigation or if the plaintiff's legal expenses exceed the value of the proceeds, the plaintiff is not obligated to pay the fee. If the settlement, less expenses, is less than the amount of our fee, our recovery is limited to the actual amount of the settlement. We attempt to structure a transaction to meet our customer's needs while protecting Pre-Settlement Funding against a risk of loss. The amount of cash we are willing to advance and, ultimately, our fee, is based on two key risk factors:

     - Probability of settlement
     - Expected time remaining to final settlement

     We will advance funds only against a portion of the anticipated settlement plaintiffs will receive. Pre-Settlement Funding generally will not advance more than 10 percent of the anticipated settlement. In terms of dollar amount, Pre-Settlement Funding anticipates that it will advance from a minimum of $1,000 up to a maximum of $300,000. Key factors in determining how much we will advance include any applicable state laws and the limits of liability for these cases.
We are not aware of any state law that currently limits the amount of our advances or the percentage of our fee in our current markets (Virginia, Maryland, and the District of Columbia).

     For example, in a pending legal case that our underwriters estimate to be worth $100,000, Pre-Settlement Funding could advance
$10,000 in exchange for 28 percent of the final award or settlement.
When and if the case settled for $100,000 in 12 months from the date on which funds were advanced, Pre-Settlement Funding would receive $28,000.

     If Pre-Settlement Funding were to advance $5,000 against a pending legal case estimated to be worth $100,000 and the fee was negotiated to be 14 percent of the total award or settlement, Pre-Settlement Funding would receive $14,000 if the case did in fact settle for $100,000.

     The calculation of the fee in a particular case, as with the examples above, generally will be calculated based on the assumption that the case will settle within a 12-month period. If a case settlement takes less than 12 months, Pre-Settlement Funding's fee may be reduced by a previously agreed upon percentage in accordance with the provisions of the customer's contract with Pre-Settlement Funding. If, on the other hand, the case takes longer than 12 months, the customer's fee could rise by a percentage under the provisions of that client's specific contract.

     Despite the inherent risk involved in litigation and the complexity of the legal system, we intend to set our fees up front on a case-by-case basis. Our procedures for evaluating and processing a request for cash against a pending legal case consist of a two-stage screening process: the telesales questionnaire and our underwriting evaluation. With these procedures, our goal is to structure a transaction to meet our customer's needs while protecting our shareholders' interests.

     The amount advanced plus the fee is secured with a written lien against the award or settlement. Each plaintiff-customer enters a purchase and security agreement with us providing for a non-refundable processing/administrative fee, the amount of the advance and our fee, among other things. The amount of cash we are willing to advance is based on four key criteria:

     1. The length of time the case has been pending. We expect that generally a case will be pending for several months before we make an advance.

     2. The expected amount of medical bills, lost wages, and other actual expenses that can be documented.

     3. Whether an insurance company or other company with sufficient resources will be paying the settlement.

     4.  Whether liability has been established to a reasonable certainty.

Case Evaluation Procedure

Tele-sales Questionnaire

     In the early phases, sales development will require substantial amounts of time and energy by Pre-Settlement Funding's executives. Pre-Settlement Funding will work to train an in-house tele-sales staff who can handle customer calls, create confidence, and convert qualified prospects into customers. Management anticipates that the development of a skilled internal call response center will take approximately two years.

     In our initial telephone case evaluation, we use a standard questionnaire. The questionnaire is used to determine the key facts needed to proceed to a more thorough underwriting evaluation. The questionnaire includes questions about the following:

     - The client's name and address
     - Brief history of the case
     - Defendant's name
     - Plaintiff's injuries
     - Disability rating
     - Accident and injury photos
     - Insurance company information
     - Attorney's contact information

     The questionnaire will be tailored on a state-by-state basis, if necessary, to account for differences in state laws and limits of liability. Underwriting Evaluation

     Once a prospective customer has cleared the questionnaire screen, the decision to ultimately advance funds to prospective customers will be made by our underwriting staff. The underwriter's evaluation will be completed using our case underwriter's worksheet. Some of the information collected will include:

     - Police reports
     - Medical reports
     - Eyewitness reports
     - Attorney case summaries
     - Current offers of settlement

     Underwriters will be trained to make a decision based primarily on an evaluation of, among other things, the plaintiff's background, the opposing insurance company's position, liability and negligence determination, limits of insurance coverage, plaintiff's need for funding, and the proposed amount of funding.

     Pre-Settlement Funding intends to hire and train a group of case adjusters who specialize in case analysis. Pre-Settlement Funding presently utilizes Mr. Chukwuemeka Njoku, Esq. to analyze primarily personal injury cases on a consulting basis. Mr. Njoku has been practicing personal injury law since December 1999, has twelve years of experience in the insurance industry. We have used, and may continue to use in the future, other law firms on a consulting basis for other types of cases. We anticipate that, as the business expands, we will require full time underwriters to be added to the payroll in 2002.

     Pre-Settlement Funding's market objective is to be the most professional and easiest to do business with of all of the litigation funding firms. At the same time, we will strive to employ the most comprehensive and effective case evaluation process in the industry.

Pre-Settlement Funding's Fee

     Pre-Settlement Funding advances funds and in return receives a specific pre-determined percentage of the proceeds of a case. We are not lenders. We purchase a portion of the final cash payment at settlement. Our final fee is calculated up front, based upon Pre-Settlement Funding's evaluation of the risk that settlement will not occur and upon the anticipated time until settlement. On a case-by-case basis, when confronted with a competitive situation, the fee may be adjusted or discounted based on a case's underwriting merits. Pre-Settlement Funding will charge each case a minimum of $150 administrative fee. This fee will cover faxes, wire transfers, courier services and mail delivery.

Risk Reduction - Case Lien

     Pre-Settlement Funding has prepared a form of purchase and security agreement that will place a security interest on all case proceeds. Pre-Settlement Funding will only advance monies under the protection of this purchase and security agreement that will be filed in the jurisdiction in which the plaintiff-customer lives. It is hoped that this procedure will enhance the probability that Pre-Settlement Funding will receive payment once the plaintiff's case settles. We hope that these risk reduction measures will result in timely payment by customers and effective cash flow management.

Risks

     We anticipate that, in a significant percentage of cases, there will be no settlement or the settlement will be less than the amount advanced plus fees. We will attempt to reduce this risk by exercising diligence in the underwriting process. However, if there are a greater number of such failures to settle or unfavorable settlements than we have anticipated, we could incur significant losses. Another potential risk is fraudulent claims. We will seek to reduce this risk by involving a plaintiff's attorney in our process. This approach will require our plaintiff-customers to instruct their lawyers to cooperate in our underwriting process. A plaintiff's attorney will be required to provide information about a case before an advance is made and will be required to acknowledge in writing that the client has received an advance from us and that future proceeds received by the client are subject to our lien. We will not make an advance to any plaintiff who is not represented by an attorney. We believe that attorneys will generally not participate in presenting fraudulent claims to us in light of their legal and ethical responsibilities, concerns about their reputation, and the risk of civil or administrative liability.

Marketing Objectives

     Pre-Settlement Funding's initial marketing strategy is designed primarily to build awareness of our service among personal injury victims who have an immediate need for cash. Our marketing objectives are as follows:

     - Achieve awareness of Pre-Settlement Funding among industry groups, including plaintiffs attorneys, medical professionals, and expert witnesses.

     - Establish an image of Pre-Settlement Funding as an organization that is professional, reliable, and strategically positioned in the market.

     - Maximize efficiency in the scheduling of published advertisements through key relationships with respected advertising agencies and producers.

     - Select business publications with high specific market penetration for placement of advertisements.

     - Schedule adequate frequency of advertisements to impact market with corporate image and product messages.

     - Maximize advertising life with monthly and weekly publications.

Competition

     To our knowledge, there are currently several companies that provide or are developing services similar to the services we intend to offer including: Advance Legal Funding, LLC, National Litigation Funding, Inc., Bank of the Commonwealth, a subsidiary of Commonwealth Bankshare, Inc., and Resolution Settlement Corporation. Although each of these companies is currently small, they could in the future seek to enhance their resources through public offerings or other means.

     Certain wealthy individuals also may provide a similar service.
It is also possible that, in the future, large consumer lending companies may enter this market. These consumer lending companies have greater resources and wider name recognition than we do. In addition, the services that we offer can in some cases be provided by non-business sources such as friends and family of a plaintiff.
Pre-Settlement Funding intends to compete by advertising extensively but selectively. Pre-Settlement Funding intends to use targeted cable television radio, print, direct mail, and Internet advertising.

Advertising Strategy

     The Pre-Settlement Funding's business plan is derived from three principles: low settlement to loss ratio and quality of service as discussed above and the selective use of advertising.
The first and most important principle is selective use of advertising. Our advertising and promotion strategy is to position Pre-Settlement Funding as the leading partial purchaser of claims prior to settlement. Pre-Settlement Funding plans to utilize key advertising channels in an attempt to gain the dominant market share of customers in the region encompassing Maryland, Virginia, and the District of Columbia. As mentioned above, we intend, for the present time, to limit our marketing efforts and services to the area in which our offices are located. Pre-Settlement Funding's goal is to ultimately expand into the national market except where state or local law prohibits such services.

     We hope to convert a large percentage of plaintiffs responding to our advertisements with high merit cases into customers. We are initiating procedures to achieve and maintain a high acquisition ratio in order to work towards our objective of obtaining a dominant market share position. An acquisition ratio involves the expense that it costs us to obtain a customer or claim. If our acquisition ratio is low then we get fewer customers for the amount of money that we are expending to gain clientele. If our advertising costs are high we would be limited in our ability to fund a greater number of cases that would, in turn, affect our returns. Market share dominance could give us word of mouth and referral business in the legal community.

     We believe that direct mail, cable television, and radio advertising have all been underutilized by our competitors.

     Therefore, Pre-Settlement Funding has divided marketing initiatives into five categories: television, radio, print, direct mail and the Internet.

Television Marketing

     The cost to implement and maintain an effective television campaign is a large and recurring annual expense. Accordingly, Pre-Settlement Funding has created a system of research and response in an attempt to insure the maximum benefit from advertising dollars. Our system of research and response will consist of polling each new perspective client on how he or she heard about Pre-Settlement Funding. We will then track those responses to determine which medium of advertising is generating the greatest results both in number of responses and quality of the prospective applicants. Continual internal analysis will be conducted to evaluate the effectiveness of commercial placement and adjustments will be made accordingly. Initially, Pre-Settlement Funding will use highly targeted cable television and other low cost television advertising in order to make individuals aware of our services and to prompt them to call our offices for a consultation or to visit our web site. Our cable television advertising will be highly targeted by purchasing spots that will run in lower-income areas which we feel will serve the customers who will have the greatest need for our service. The lower-income demographic is relevant to our business because these are the individuals who will be the most likely to have a financial hardship due to an unexpected life event such as being injured as a result of an accident. We intend to focus on the geographic areas that are closest to our headquarters in Arlington, Virginia. These markets will consist of Virginia, Maryland, and the District of Columbia. Initial slots will be purchased in the mid-mornings and late evenings to attract our target market.

Radio Marketing

     As part of the strategic marketing effort, Pre-Settlement Funding is developing a radio advertising campaign designed to be lower in cost than our cable TV campaign. Ultimately, we intend to advertise in most major metropolitan cities throughout the United States but intend to focus on regional and local advertising at the current time. Pre-Settlement Funding's radio campaign will seek to generate immediate responses and to develop name recognition.

Print Marketing

     Pre-Settlement Funding has developed a newspaper advertising campaign that is designed to reach 10,000,000 households on a weekly basis. Our initial advertisements will run locally and regionally. After Pre-Settlement Funding has established a foothold in these market areas, we may proceed with a national campaign in the future.

Direct Mail Marketing

     Subject to local law, our direct mail marketing campaign will primarily target law firms. Pre-Settlement Funding is partnering with direct mail organizations to penetrate the law firm referral market. Our direct mail campaign will include "Fax-blasts", industry newsletters, and seminars. It is our goal to generate a referral network to reduce current and future advertising expenses.

Web Based Marketing (wefundlawsuits.com)

     A website has been developed to educate the general public and
law firms about our services.   Our website also has an online
application for new customers to submit a request for advanced funding. This online application and questionnaire will assist in the preliminary underwriting process.

     The website could also be utilized as a marketing tool to help facilitate referrals. For example, Pre-Settlement Funding has developed a hyper-link with a law firm and could develop hyper-links to other sites in the future such as physicians, expert witnesses, crime re-enactors, and other law firms.

Advertising Budget

     For the next 12 months advertising and promotion will require roughly $200,000. On an ongoing basis we will budget our advertising investment as 5-10% of the dollar amount of our total cash advances. With an advertising budget of this level, Pre-Settlement Funding hopes to further its objective of achieving market dominance.

Facilities

     Our principal executive offices, comprising a total of approximately 230 square feet, are located at 927 S. Walter Reed Drive, Arlington, Virginia. We lease these facilities for $400 per month pursuant to a 12-month written lease expiring on November 30, 2001. The lease does not provide a provision for renewal but does provide for a month-to-month tenancy for twice the current monthly rent. We believe that our current facilities are suitable for our current needs; however, we anticipate that we will require additional space at the end of our lease term.

Employees

     As of June 30, 2002, we have two employees, who will devote that amount of time necessary to properly fulfill their duties to us.
Pre-Settlement Funding anticipates that the number of employees will increase over the next several years.

Legal Proceedings

     We are not currently involved in any material litigation or legal proceedings and are not aware of any potentially material litigation or proceeding against us.

      MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                           RESULTS OF OPERATIONS

The following Management Discussion and Analysis should be read in conjunction with the un-audited financial statements and accompanying notes included in this Form 10-QSB and in the audited financial statements for the year ended December 31, 2001 included in our filing on Form 10-KSB filed with the Securities and Exchange Commission on April 16, 2002.

The following discussion contains forward-looking statements that are subject to significant risks and uncertainties about us, our current and planned products, our current and proposed marketing and sales, and our projected results of operations. There are several important factors that could cause actual results to differ materially from historical results and percentages and results anticipated by the forward-looking statements. We have sought to identify the most significant risks to its business, but cannot predict whether or to what extent any of such risks may be realized nor can there be any assurance that we have identified all possible risks that might arise. Investors should carefully consider all of such risks before making an investment decision with respect to our stock. The following discussion and analysis should be read in conjunction with the financial statements of our Company and notes thereto. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment from our Management.

Plan of Operation

Pre-settlement Funding Corp is still in the development stage and has earned only a small amount of revenue, approximately $9,000, from operations. We have funded approximately 33 cases to date and we anticipate that after receiving an equity infusion, we can substantially increase the number of cases we fund. During the next twelve months we intend to develop our business of advancing cash to plaintiffs involved in personal injury claims, as well as to plaintiffs involved in other types of claims such as divorce cases. The further development of this business will include, but not be limited to, developing marketing materials, renting additional office space, and interviewing and hiring administrative, marketing and claims personnel. We may experience fluctuations in operating results in future periods due to a variety of factors including, but not limited to, market acceptance of our services, incomplete or inadequate underwriting of our cases, Our ability to obtain additional financing in a timely manner and on terms favorable to us, our ability to successfully integrate prospective asset acquisitions to its existing business operation, delays or errors in our ability to upgrade and develop our systems and infrastructure in a timely and effective manner, technical difficulties, system downtime or utility brownouts, our ability to attract customers at a steady rate and maintain customer satisfaction, seasonality of advertising sales, the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure and the implementation of marketing programs, key agreements and strategic alliances, the number of products offered by Pre-settlement Funding, and general economic conditions specific to the personal injury lawsuit industry.

For the period from our inception through June 30, 2002, we have:

     - Formed our company and established our initial structure

     - Researched the market for litigation funding services and the activities of our competitors

     - Researched potential legal barriers to implementing our business plan

     - Ran print ads in a local advertisement circular

     - Developed our website which was completed in 2001

     - Entered into consulting agreements with various service providers

     - Reviewed and analyzed the cases of several potential clients

     - Issued cash advances to 33 clients

     - Settled and received proceeds with respect to 19 cases

Our website has generated minimum potential business activity to date. Our activities will continue to be limited unless and until we receive further financing, either through equity or debt financing. Without these proceeds, we will not have the capital resources or liquidity to:

     - Implement the business plan;

     - Commence operations through the advancement of cash to qualified customers; or

     - Hire any additional employees.

Operating Data

The table below provides a summary of the key operating metrics we use to assess our operational performance





                              Six Months Ending June 30
                                                                   %          Year Ended      Annualized %
                                  2002        2001               Change       Dec 31            Change
                                                                               2001
Operating data
Cases outstanding                     14            4                 250%             10           40%
Cases settled in period               10            1                 900%              9          122%
Advances in period                    14            5                 180%             19           47%
Value of advances               $ 11,000    $   3,700                 197%         11,950           84%
Value of settlements               8,476        2,000                 324%         12,750           33%
Value of advances for
cases settled                      4,750        1,000                 375%          6,700           41%
Margin on cases settled (a)        3,726        1,000                 273%          6,050           23%
% Margin on cases settled             44.0%        50%                 (6)%            47.5%      (3.5)%
Average revenue per
customer (b)                         373        1,000                (627)%           318         17.0%
Employees                              2            2                   0%              2            0%


We define certain business metrics used above as follows:

(a) Margin on cases settled is equivalent to the revenue reported on the income statement

(b) Average revenue per customer is defined as net revenue per income statement divided by the number of cases settled in the period

Comparison of Financial Results

Three Months and Six Months Ended June 30, 2002 versus Three Months and Six Months Ended June 30, 2001

Revenues

Revenue represents the net proceeds to Pre-settlement Funding from the settlement of cases. We have generated modest revenues from operations from inception of our business. During the quarter ended June 30, 2002, we have generated $751 in revenues from monetary settlements, as compared to $1,000 in revenues for the quarter ended June 30, 2001.

For the six months ended June 30, 2002, we generated $3,727 in revenues relative to $1,000 for the six months ended June 30, 2001. We began advancing funds to personal injury plaintiffs in February 2001. We recognized revenue from the settlement of our first case advance, in the second quarter of 2001. In the quarters ended June 30, 2002, we advanced $500, bringing the total advanced to June 30, 2002 to $11,000 with regard to 14 new cases. We have settled 10 cases with a value of $8,476. In the fist six months of 2001, we had advanced 5 cases at a value of $3,700 with settlements valuing a total of $2,000. The margin achieved on net settlements has deteriorated slightly from that achieved for the year ended December 31, 2001, falling from 47.5% to 44.0% and significantly from the 50% margin achieved on our first case settlement in 2001. However, the volume of cases settled has increased by 900% over the first 6 months of 2001, and on a pro-rata basis by 122 over the year ended December 31, 2001.

Our ability to increase the rate of advances in future periods, and hence the growth in our revenue may be limited by the availability of funding. If we are funded with proceeds from our offering of equity, we believe Pre-settlement Funding will begin earning additional revenues from operations within the next twelve months as it transitions from a development stage company to that of an active growth stage company.

Costs and Expenses

From our inception through June 30, 2002, we have incurred expenses of $937,171 during this period. These expenses were associated principally with stock issuances to our founders, legal, consulting and accounting fees and costs in connection with the development of our business plan, market research, and the preparation of our registration statement. Expenses in the quarter ended June 30, 2002 were $93,848, compared to $87,444 in the quarter ended June 30, 2001. Expenses for the six months ended June 30, 2002 were $212,691 compared to $279,497 for the six months ended June 30, 2001. Based on our review of costs, 15% of the costs incurred in the six months ended June 30, 2002 were related to our stock issuance, funding and development of business plan expenses, compared to 38% in the six months ended June 30, 2002. Cost were over 30% higher in the six months ended June, 2001, compared to the current six months, primarily due to $25,000 in consulting fees associated with developing the business plan, approximately $37,000 associated with the write off of notes and their conversion to equity, higher costs for accounting fees associated with the issuance of equity, cancellation of notes and registration statement preparation.

Liquidity and Capital Resources

As of June 30, 2002, we had a working capital deficit of $735,879. As a result of our operating losses from our inception through June 30, 2002, we generated a cash flow deficit of $924,900 from operating activities. We met our cash requirements during the six months ended June 30, 2002 through $20,879 advances and loan repayments from our principal shareholders. Our accounts payable and accrued liabilities, which is composed predominantly of liabilities to our accountants and lawyers in connection with our registration statement, stands at $206,454 at June 30, 2002. Accrued payroll, representing liabilities to our two employees, stands at $520,095 at June 30, 2002.

While we have raised the capital necessary to meet our working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow deficits from operations and development. We are seeking financing in the form of equity in order to provide the necessary working capital. Current market conditions, however, make it more difficult to raise equity through a public offering. The current focus of our efforts is to seek an equity infusion form a private investor that will meet our requirements. We currently do not have any commitments for financing.
There are no assurances we will be successful in raising the funds required.

We believe that it may be necessary to raise up to One Million Dollars to implement our business plan over the course of the next twelve months, though we plan to use our existing capital resources and these resources may be sufficient to fund our current level of operating activities, capital expenditures, debt and other obligations through the next 12 months.

If during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

We believe that if the minimum proceeds are raised from a private equity or debt source, sufficient capital will exist to fund our operations, capital expenditures, debt, and other obligations for the next twelve months. Operations will be adjusted to this level of capitalization. Although we are dependent upon our success in securing a private investor to carry out our business plan, if we are unsuccessful, we will seek to obtain financing through other sources.

Our independent certified public accountants have stated in their report included in our December 31, 2001 Form 10-KSB, that we have incurred operating losses since its inception, and that we are dependent upon management's ability to develop profitable operations. These factors among others may raise substantial doubt about our ability to continue as a going concern.

Product Research and Development

We do not anticipate performing research and development for any products during the next twelve months.

Acquisition or Disposition of Plant and Equipment

We do not anticipate the sale of any significant property, plant or equipment during the next twelve months. We do not anticipate the acquisition of any significant property, plant or equipment during the next 12 months, other than computer equipment and peripherals used in our day-to-day operations. We believe we have sufficient resources available to meet these acquisition needs.

Number of Employees

As of June 30, 2002, we have two employees. In order for us to attract and retain quality personnel, we anticipate we will have to offer competitive salaries to future employees. We anticipate increasing our employment base to four (4) to six (6) full and/or part-time employees during the next 12 months. This projected increase in personnel is dependent upon generating revenues and obtaining sources of financing. As we continue to expand, we will incur additional costs for personnel. There are no assurances we will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in the number of employees.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to its business as discussed in "Risk Factors" above, but cannot predict whether or to what extent any of such risks may be realized nor can there be any assurances that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our stock.

Limited operating history; anticipated losses; uncertainly of future results

We have only a limited operating history upon which an evaluation of our business and its prospects can be based. Our prospects must be evaluated with a view to the risks encountered by a company in an early stage of development, particularly in light of the uncertainties relating to the litigation funding which we intend to market and the acceptance of our business model. We will be incurring costs to develop, introduce and enhance our litigation funding services and products, to develop and market an interactive website, to establish marketing relationships, to acquire and develop products that will complement each other, and to build an administrative organization. To the extent that such expenses are not subsequently followed by commensurate revenues, our business, results of operations and financial condition will be materially adversely affected. There can be no assurance that we will be able to generate sufficient revenues from the sale of our services and other product candidates. We expect negative cash flow from operations to continue for the next 12 months as we continue to develop and market our products. If cash generated by operations is insufficient to satisfy our liquidity requirements, we may be required to sell additional equity or debt securities. The sale of additional equity or convertible debt securities would result in additional dilution to our shareholders.

Potential fluctuations in quarterly operating results

Our quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, most of which are outside our control, including: the level of public acceptance of our litigation support services and products, the demand for our litigation support services and products; seasonal trends in demand; the amount and timing of capital expenditures and other costs relating to the expansion of our operations; the introduction of new services and products by Pre-settlement Funding or its competitors; price competition or pricing changes in the industry; technical difficulties; general economic conditions, and economic conditions specific to the litigation funding market. Our quarterly results may also be significantly affected by the impact of the accounting treatment of acquisitions, financing transactions or other matters. Particularly at our early stage of development, such accounting treatment can have a material impact on the results for any quarter. Due to the foregoing factors, among others, it is likely that our operating results will fall below our expectations or investors' expectations in some future quarter.

Management of Growth

We expect to experience significant growth in the number of employees relative to its current levels of employment and the scope of its operations. In particular, we intend to hire claims adjustors, sales, marketing, and administrative personnel. Additionally, acquisitions could result in an increase in employee headcount and business activity. Such activities could result in increased responsibilities for management. We believe that our ability to increase our customer support capability and to attract, train, and retain qualified technical, sales, marketing, and management personnel, will be a critical factor to our future success. In particular, the availability of qualified sales, insurance claims, and management personnel is quite limited, and competition among companies to attract and retain such personnel is intense. During strong business cycles, we expect to experience difficulty in filling its needs for qualified sales, claims adjustors, and other personnel.

Our future success will be highly dependent upon our ability to successfully manage the expansion of our operations. Our ability to manage and support our growth effectively will be substantially dependent on our ability to implement adequate financial and management controls, reporting systems, and other procedures and hire sufficient numbers of financial, accounting, administrative, and management personnel. We are in the process of establishing and upgrading our financial accounting and procedures. There can be no assurance that we will be able to identify, attract, and retain experienced accounting and financial personnel. Our future operating results will depend on the ability of our management and other key employees to implement and improve our systems for operations, financial control, and information management, and to recruit, train, and manage our employee base. There can be no assurance that we will be able to achieve or manage any such growth successfully or to implement and maintain adequate financial and management controls and procedures, and any inability to do so would have a material adverse effect on our business, results of operations, and financial condition.

Our future success depends upon our ability to address potential market opportunities while managing our expenses to match our ability to finance our operations. This need to manage our expenses will place a significant strain on our management and operational resources. If we are unable to manage our expenses effectively, our business, results of operations, and financial condition will be materially adversely affected.

Risks associated with acquisitions

Although we are do not presently intend to do so, as part of our business strategy in the future, we could acquire assets and businesses relating to or complementary to our operations. Any acquisitions by Pre-settlement Funding would involve risks commonly encountered in acquisitions of companies. These risks would include, among other things, the following: we could be exposed to unknown liabilities of the acquired companies; we could incur acquisition costs and expenses higher than anticipated; fluctuations in our quarterly and annual operating results could occur due to the costs and expenses of acquiring and integrating new businesses or technologies; we could experience difficulties and expenses in assimilating the operations and personnel of the acquired businesses; our ongoing business could be disrupted and its management's time and attention diverted; and we could be unable to integrate successfully.

                                  MANAGEMENT
Management Team Background

President & CEO:  Mr. Darryl Reed (age 34) is the current
President & CEO of Pre-Settlement Funding. Since June of 1999, he has devoted time and financial resources to the development of Pre-Settlement Funding's business strategy. This has included analyzing all of the major competitors' strengths, weaknesses, and their market strategies. His background includes six years in the insurance and financial services industry. He has received training in field underwriting, case analysis and sales. His primary career has been with New York Life Insurance Company, a major insurance company, and certain of its subsidiaries since October 1995. Such subsidiaries included #1A Eagle Strategies Corp., a registered investment adviser, where Mr. Reed worked from April 1997 until May 2000. While at New York Life, he achieved recognition for outstanding performance in sales and marketing. Prior to his affiliations with New York Life, Mr. Reed was with American Express Financial Advisors from August 1994 through September 1995. Mr. Reed holds several licenses in the financial services industry, including Series 7, 63 and 65. He has a BS in Finance from the University of Florida and an MS from the American College, Philadelphia, PA. He is also the President and a director of Next Generation Media Corp.

Secretary and Treasurer: Mr. Joel Sens (age 37) is an entrepreneur who, from March 1997, was the founder and principal shareholder of Next Generation Media Corp., a publicly held media holding company. Mr. Sens has, from 1997 to date, in one capacity or another, been an officer or consultant to Next Generation Media Corp. From January 1994 through March 1997, Mr. Sens acted as a consultant specializing in barter transactions and engaged in financial transactions involving the purchase and sale of newspaper companies, radio stations, and barter companies.

Board of Directors

The Board of Directors will assist our management team in making
strategic decisions.   All of the directors have served on the Board
since Pre-Settlement Funding's inception. Management is currently seeking a member of the Virginia Bar Association to serve a two-year term on the board.

Dr. Kenneth Brochin (age 50) has been a dentist in private practice since 1976. He is also a Clinical Assistant Professor at the Medical College of Ohio. Dr. Brochin is the former secretary, treasurer, and director of Next Generation Media Corp. Dr. Brochin and Joel Sens are brothers-in-law.

Mr. Darryl Reed is the current President & CEO of Pre-Settlement
Funding.

(Please refer to the Management Team Background section above for a discussion of Mr. Reed's background.)

Jeffrey Sens (age 37) has been the Vice President of Operations since August 1997 for Top Driver Inc., a national driving school based outside of New York City. Prior to working at Top Driver Inc., Mr. Sens held a variety of senior operations management positions with prominent consumer goods companies such as the Sara Lee Corporation (1995-1997) and President International Corporation (1992-1995). Mr. Sens is also a former director of Next Generation Media Corp. Mr. Sens has a Bachelor of Science in industrial engineering from the University of Toledo and an MBA from Clemson University. Mr. Jeffrey Sens is the brother of Mr. Joel Sens.

Mr. Joel Sens is the current Secretary and Treasurer of Pre-
Settlement Funding.

(Please refer to the Management Team Background section above for a discussion of Mr.Sens' background.)

Staffing

Pre-Settlement Funding's management team recognizes that additional staff will eventually be required to support marketing, sales, research, and support functions. Over the next year we will be looking to expand our staff to meet the demands created by Pre-Settlement Funding's anticipated growth over the next five years.
This will include hiring full-time case underwriters to analyze new cases.

Compensation of Directors

Directors currently receive no salary for their services and no fee for their participation in meetings, although all Directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board. We anticipate that the Directors will be compensated for attending meetings in the future.

Executive Compensation

We have not paid any compensation to our officers and directors since our inception, and we do not expect to pay any compensation in any amount or of any kind to our executive officers or directors until the successful completion of this offering. If and when we have raised sufficient working capital, we will commence paying a salary to Darryl Reed pursuant to an Employment Agreement entered into on October 1, 2000 at a rate of not less than $140,000 per year, to be increased periodically based on an inflation index. We will pay Joel Sens pursuant to an Employment Agreement entered into on October 1, 2000 at a rate of not less than $140,000 per year, to be increased periodically based on an inflation index. These salaries will be reviewed annually and adjusted upward as the parties may mutually agree. In addition to this salary, a cash bonus may be awarded based upon performance. As of December 31, 2001, Pre-Settlement Funding has accrued approximately $350,000 in compensation expense to Messrs. Reed and Sens that will not be paid out until Pre-Settlement Funding has a sufficient amount of working capital. Additional benefits under the employment agreements include health, major medical and dental benefits as well as a life insurance policy with a death benefit of not less than $1,500,000. In addition, Pre-Settlement Funding will provide an automobile or monthly car allowance, such benefit not to exceed $600 per month.

The term of these agreements are for three years from the date of execution; however, the agreements may be automatically extended for additional one-year terms unless ninety-day written notice of intent to terminate the contract or to negotiate other terms and conditions is given by either party to the agreements. In the event the agreement is not renewed or extended or a new agreement is not entered into, Mr. Sens or Mr. Reed would be paid the compensation that would have been paid under the agreements for twelve months after expiration of the initial or subsequent terms of the agreements.

The agreements may be voluntarily terminated by the employees by providing a ninety-day written notice to Pre-Settlement Funding. All compensation shall terminate as of the effective date of such termination. Pre-Settlement Funding may terminate the agreements for "just cause" as defined in the agreements. If an agreement is terminated due to disability of the employee or by voluntary termination, the employee will receive a severance package that includes the compensation he would have received under the agreement for twelve months after the date of termination and life insurance, medical insurance, dental insurance and long-term disability insurance for the twelve-month period following the termination.

The agreements prohibit Mr. Sens and Mr. Reed from competing with the business of Pre-Settlement Funding and from soliciting clients of Pre-Settlement Funding during the term of their employment and for one year thereafter.

                        RELATED PARTY TRANSACTIONS

     On October 26, 2000 subscription agreements were entered into with Messrs. Sens and Reed whereby the founders were issued common stock and options to purchase additional shares of common stock. On January 2, 2001, for consideration in the amount of $3,010, Mr. Joel Sens received 3,000,000 shares of common stock and the following options to purchase additional shares of common stock: (i) 400,000 for an exercise price of $0.50 per share, (ii) 300,000 shares of common stock for an exercise price of $1.00 per share, (iii) 300,000 options for an exercise price of $1.75 per share, and (iv) 500,000 options for an exercise price of $2.00 per share.

     On January 2, 2001, for consideration in the amount of $2,010, Mr. Darryl Reed received 2,000,000 shares and the following options to purchase additional shares of common stock: (i) 400,000 for an exercise price of $0.50 per share, (ii) 300,000 shares of common stock for an exercise price of $1.00 per share, (iii) 300,000 options for an exercise price of $1.75 per share, and (iv) 500,000 options for an exercise price of $2.00 per share.

     As discussed under "Selling Shareholders," one hundred thousand (100,000) of the shares received by Mr. Sens and 100,000 of the shares received by Mr. Darryl Reed and all of the Option Shares are being registered pursuant to the registration statement of which this Prospectus is a part and will be freely transferable upon the effective date of this Prospectus. The remaining outstanding common stock issued under the subscription agreements discussed above are Rule 144 securities and are not being registered under the 1933 Act, and may not be transferred, pledged or otherwise disposed of except pursuant to an effective registration statement under the Act or pursuant to an opinion of counsel to the effect that such registration is not required.

     Except for the transactions discussed above, there were no other transactions between Pre-Settlement Funding and its officers or directors of more than $60,000.

                             PRINCIPAL STOCKHOLDERS

     As of January 23, 2001, there were 5,368,000 issued and outstanding and 3,030,000 shares reserved for issuance under the options outstanding. The following table sets forth information regarding the beneficial ownership of shares of Pre-Settlement Funding's stock as of January 23,2001 by (i) all shareholders known to Pre-Settlement Funding to be beneficial owners of more than 5% of the outstanding common stock; (ii) each director and executive officer; and (iii) all officers and directors of Pre-Settlement
Funding as a group.    Except as may be otherwise indicated in the
footnotes to the table, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

Title of Class     Name and Address of            Amount of     Percent of
                   Beneficial owner(1)            beneficial    class (2)
                                                   ownership

Common Stock       Joel P. Sens                   4,500,000 (3)     45.50%

Common Stock       Darryl W. Reed                 3,500,000 (3)     35.39%

CommonStock        Shares of all directors
                   and executive officers
                   as a group                     8,000,000         80.89%

(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the rules and regulations promulgated under the Securities
Exchange Act of 1934, as amended, and accordingly, may include securities owned by and for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which such person has the right to acquire within 60 days pursuant to the conversion of convertible equity, exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities.

(2) The percent of class is based upon the 5,368,000 issued and outstanding shares of common stock as of January 23, 2001, plus the options for the person shown which are granted, assuming no other changes in the beneficial ownership of our securities.

(3) Includes 1,500,000 options granted, 400,000 to purchase company's common stock at $.50 per share, 300,000 to purchase company's common stock at $1.00 per share, 300,000 to purchase company's common stock at $1.75 per share, 500,000 to purchase company's common stock at $2.00 per share.

Restrictions Upon Resale

     Of the shares held by Selling Shareholders as a result of exercise of the 10% convertible notes 139,000 may not be transferred for 180 days following the effective date of this Prospectus. See "Registration Rights Agreements."

Voting Arrangements

     Mr. Sens and Mr. Reed have entered into a Stockholder Agreement that governs the transfer of their shares and includes a voting agreement provision. Pursuant to the voting agreement, Mr. Sens and Mr. Reed each must cast the number of votes to which each is entitled as a Shareholder for the election to the Board of Directors as will, together with the votes so cast by the other, cause the election to, and retention or removal of, the persons nominated by each of Sens and Reed, as members of the Board. Mr. Sens will be entitled to nominate three members of the Board, and Mr. Reed will be entitled to nominate two members of the Board.

                         DESCRIPTION OF SECURITIES

     Our authorized capital consists of 20,000,000 shares of common and preferred stock, par value $0.001 per share, which may be issued in one or more series at the discretion of the Board of Directors. Of this total number of authorized shares, 100,000 shares will be preferred stock and 19,900,000 will be common stock. As of June 30, 2002, 5,368,000 shares of common stock were issued and outstanding. No shares of preferred stock have been issued as of the date of this Prospectus.

Common Stock

     Holders of shares of common stock are entitled to one vote per share on each matter submitted to vote at any meeting of stockholders. Shares of common stock do not carry cumulative voting rights and, therefore, holders of a majority of the outstanding shares of shares of common stock will be able to elect the entire Board of Directors, and, if they do so, minority stockholders would not be able to elect any members to the Board of Directors. Our Board of Directors has authority, without the action by our shareholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership of our present stockholders and which may dilute the book value of the shares of common stock.

     Our stockholders have no pre-emptive rights to acquire additional shares of common stock. The shares are not subject to redemption and carry no subscription or conversion rights. In the event of liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. All of the shares of common stock currently issued and outstanding are fully paid and non-assessable.

     Holders of shares of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. We have not paid dividends on our shares of common stock and there can be no assurance that we will pay dividends in the foreseeable future.

Preferred Stock

     Shares of preferred stock may be issued from time to time in one or more series as may from time to time be determined by our Board of Directors. Our Board of Directors has authority, without action by the stockholders, to determine the voting rights, preferences as to dividends and liquidation, conversion rights and any other rights of such series. Any shares of preferred stock, if and when issued, may carry rights superior to those of the shares of common stock. There currently are no preferred shares outstanding nor any plans to issue any.

Certain Anti-takeover Devices

     We are subject to Section 203 of the Delaware General Corporation Law, which restricts certain transactions and business combinations between a corporation and an "Interested Stockholder" owning 15% or more of the corporation's outstanding voting stock for a period of three years from the date the stockholder becomes an Interested Stockholder. Subject to certain exceptions, unless the transaction is approved by the Board of Directors and the holders of at least 66-2/3% of the outstanding voting stock of the corporation (excluding shares held by the Interested Stockholder), Section 203 prohibits significant business transactions such as a merger with, disposition of assets to, or receipt of disproportionate financial benefits by the Interested Stockholder, or any other transaction that would increase the Interested Stockholder's proportionate ownership of any class or series of the corporation's stock. The statutory ban does not apply if, upon consummation of the transaction in which any person becomes an Interested Stockholder, the Interested Stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares held by persons who are both directors and officers or by certain stock plans).

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is Oxford Transfer & Registrar Agency, Inc., 317 Southwest Alder, Suite 1120, Portland, Oregon 97204, (503) 225-0375.

                           ADDITIONAL INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith file reports, proxy or information statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied (for a fee) at the public reference facilities maintained by the Commission at the Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices: 233 Broadway, New York, New York 10279, and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

     We have filed with the Commission a registration statement on Form SB-2 under the 1933 Act with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Pre-Settlement Funding and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission's web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                 RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                    (Formerly Stefanou & Company, LLP)
                       CERTIFIED PUBLIC ACCOUNTANTS
                            1360 Beverly Road
                                Suite 305
                           McLean, VA  22101-3621
                                703-448-9200
                              703-448-3515 (fax)

                                                           Philadelphia, PA

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To: Pre-Settlement Funding, Inc.

As independent certified public accountants, we hereby consent to the use in this Post-Effective Amendment to the Registration Statement on Form SB-2, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated March 27, 2002, on our audits of the financial statements of Pre-Settlement Funding, Inc., and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.


                                /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                               (Formerly Stefanou & Company, LLP)
                               RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

                                                             McLean, Virginia
                                                             October 15, 2002

                         PRE-SETTLEMENT FUNDING CORPORATION
                           (A Development Stage Company)
                             CONDENSED BALANCE SHEETS
                                    (UNAUDITED)


                                            June 30 2002      December 31 2001
ASSETS

Current assets:
 Cash and equivalents                       $     1,175        $     1,003
 Loans receivable                                 1,682             15,099
 Claims advances                                 11,500              5,250
 Prepaid expenses and other                           -              1,038
  Total current assets                           14,357             22,390

                LIABILITIES AND DEFICIENCY IN STOCKHOLDER'S EQUITY

Current Liabilities:
 Accounts payable and accrued liabilities       726,549             533,093
 Advances from shareholder                       23,687              16,225
  Total current liabilities                     750,236             549,318

Commitments and Contingencies                         -                   -

Deficiency in Stockholders' Equity
 Preferred stock, par value, $.001 per share;
 100,000 shares authorized; none issued and
 outstanding at June 30, 2002 and December
 31, 2001                                             -                   -
 Common stock, par value, $.001 per share;
 19,900,000 shares authorized ; 5,368,000
shares issued and outstanding
at June 30, 2002 and December 31, 2001            5,368                5,368
 Additional paid-in-capital                     183,652              183,652
 Deficit accumulated during development stage  (924,899)            (715,948)
 Deficiency in stockholder's equity            (735,879)            (526,928)
                                               $ 14,357            $  22,390

     See accompanying notes to unaudited condensed financial information

                          PRE-SETTLEMENT FUNDING CORPORATION
                             (A Development Stage Company)
                          CONDENSED STATEMENTS OF OPERATIONS
                                     (UNAUDITED)


<CAPTION
                                                                                           For the Period
                                                                                          October 14, 1999
                               For The Three Months Ended      For The Six Months Ended
                                         June 30                        June 30              (Date of
                                                                                              Inception
                                                                                           To June 30, 2002
                                  2002             2001             2002          2001
Revenues:                       $      751       $    1,000        $  3,727     $    1,000   $       9,776

Costs and Expenses:
 Selling, general
and administrative                  93,847           87,444         212,690        279,496         937,171
Total Cost and Expense              93,847           87,444         212,690        279,496         937,171


Other Income:
 Interest and other                      0            1,489              11          1,688           2,495

Loss from operations               (93,096)         (84,955)       (212,691)      (276,708)       (924,900)

Income (taxes) benefit                   -                -                                              -

Net Loss                        $  (93,096)      $  (84,955)      $(208,952)    $ (276,708)     $ (924,900)

Loss per common share
(basic and assuming dilution)   $   (0.017)      $   (0.015)      $  (0.038)    $   (0.052)     $    (0.20)

Weighted average
shares outstanding
 Basic and Diluted               5,368,000        5,368,000       5,368,000      5,335,000       4,596,044


    See accompanying notes to the unaudited condensed financial information

                           PRE-SETTLEMENT FUNDING CORPORATION
                              (A Development Stage Company)
                           CONDENSED STATEMENTS OF CASH FLOWS
                                       (UNAUDITED)

                                        For The Six Months      For the Period
                                          Ended June 30         Oct 14 1999
                                        2002          2001      (Date of
                                                                 Inception to
                                                                June 30 2002

Cash flows (used
in)/provided by operating
activities:
Net loss                                $  (208,952)  $ (276,708) $   (924,900)
Adjustments to reconcile net earnings
to net cash provided by operating
activities:
Common Stock issued to founders                   -        5,020         5,020
Common Stock issued in exchange for
Services                                          -       45,000        45,000
(Increase) decrease in:
Loans receivable                             13,417        8,010        (1,682)
Claims advances                              (6,250)       7,000       (11,500)
Prepaid expenses and other                    1,038        5,555             -
Increase (decrease) in:
Accounts payable and accrued expenses,
net                                         193,457      173,194       726,550
Net cash used in operating
Activities                                   (7,290)     (32,929)     (161,512)

Cash flows (used in)/provided by
investing activities:                             -            -             -

Cash flows (used in)/provided by
financing activities:
Proceeds from issuance of
capital notes, net                                -       15,000       139,000
Shareholder advances (repayments)             7,462            -        23,687
Net cash provided by financing
Activities                                    7,462       15,000       162,687

Net increase (decrease) in
cash and equivalents                            172      (17,929)        1,175

Cash and cash equivalents at
beginning of period                           1,003       22,207             -

Cash and cash equivalents at
end of period                                 1,175        4,278         1,175

Supplemental Information:
Cash paid during the period for interest          -            -             -
Cash paid during the period for taxes             -            -             -
Common Stock issued in exchange for
  capital notes                                   -       87,000       139,000
Common Stock issued to founders in
  exchange for services                           -        5,020         5,020
Common Stock issued in exchange for
  Services                                        -       45,000        45,000

      See accompanying notes to unaudited condensed financial information

                          PRE-SETTLEMENT FUNDING CORPORATION
                            (A Development Stage Company)
                     NOTES TO CONDENSED FINANCIAL INFORMATION
                                  JUNE 30, 2002
                                    (UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

General

The accompanying unaudited condensed financial statements have been prepared in accordance with the instructions to Form 10-QSB, and therefore, do not include all the information necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2002 are not necessarily indicative of the results that may be expected for the year ended December 31, 2002. The unaudited condensed financial statements should be read in conjunction with the consolidated December 31, 2001 financial statements and footnotes thereto included in the Company's SEC Form 10KSB filed with the Securities and Exchange Commission on April 16, 2002.

Business and Basis of Presentation

Pre-Settlement Funding Corporation (the "Company") was formed on October 14, 1999 under the laws of the state of Delaware. The Company is a development stage enterprise, as defined by Statement of Financial Accounting Standards No. 7 ("SFAS No. 7") and is seeking to provide financing to plaintiffs who are involved in personal injury claims. From its inception through the date of these financial statements the Company has recognized limited revenues and has incurred significant operating expenses.

Reclassification

Certain prior period amounts have been reclassified for comparative purposes

Recent Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS No. 141), and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS No.
142). The FASB also issued Statement of Financial Accounting Standards No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets" (SFAS No. 143), and Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144), in August and October 2001, respectively.

SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interest method. The adoption of SFAS No. 141 had no material impact on the Company's financial statements.

Effective January 1, 2002, the Company adopted SFAS No. 142. Under the new rules, the Company will no longer amortize goodwill and other intangible assets with indefinite lives, but such assets will be subject to periodic testing for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs to be included in results from operations may be necessary. SFAS No. 142 also requires the Company to complete a transitional goodwill impairment test six months from the date of adoption.

Any goodwill impairment loss recognized as a result of the transitional goodwill impairment test will be recorded as a cumulative effect of a change in accounting principle no later than the end of fiscal year 2002. The adoption of SFAS No. 142 had no material impact on the Company's financial statements.

SFAS No. 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS No. 143 is effective in fiscal years beginning after June 15, 2002, with early adoption permitted. The Company expects that the provisions of SFAS No. 143 will not have a material impact on its results of operations and financial position upon adoption. The Company plans to adopt SFAS No. 143 effective January 1, 2003.

SFAS No. 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS No. 144 superseded Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS No. 121), and APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". The Company adopted SFAS No. 144 effective January 1,2002. The adoption of SFAS No. 144 had no material impact on Company's financial statements.

                             STEFANOU & COMPANY, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                                1360 Beverly Road
                                   Suite 305
                             McLean, VA  22101-3621
                                  703-448-9200
                                703-448-3515 (fax)
                                                           Philadelphia, PA

                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Pre-Settlement Funding Corporation
Arlington, VA

     We have audited the accompanying balance sheets of Pre-Settlement Funding Corporation (a development stage company, the "Company") as of December 31, 2001 and 2000 and the related statements of losses, deficiency in stockholders' equity, and cash flows for the two years then ended and the period October 14, 1999 (date of inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pre-Settlement Funding Corporation as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the two years ended, and for the period October 14, 1999 (date of inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses since its inception. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note I. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                                             McLean, Virginia
                                                               March 27, 2002

                                      F-3

                       PRE-SETTLEMENT FUNDING CORPORATION
                         (A Development Stage Company)
                                BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000

                                                        2001        2000
                                       ASSETS

Current Assets:
Cash                                                  $   1,003    $    22,207
Loans Receivable (Note F)                                15,099         22,445
Claims Advances                                           5,250              -
Prepaid expenses and other                                1,038          7,738
   Total current assets                                  22,390         52,390

                                     LIABILITIES

Current Liabilities:
Accounts payable and accrued liabilities (Note F)       533,091         87,415
Advances from shareholder (Note F)                       16,225              -
Convertible notes payable (Note B)                            -         72,000
   Total current liabilities                            549,318        159,415

Commitments and contingencies (Note E)                        -              -

DEFICIENCY IN STOCKHOLDERS' EQUITY (NOTE C)
Preferred Stock, $.001 par value
per share; 100,000 shares authorized, none
outstanding                                                   -              -
Common Stock, $.001 par value per
share, 19,900,000 shares authorized,
5,368,000 and 104,000
shares issued and outstanding at
December 31, 2001 and December 31, 2000                  5,368             104
Additional paid in capital                             183,652          51,896
Deficit accumulated during development stage          (715,948)       (159,025)
Deficiency in stockholder's equity                    (526,928)       (107,024)
                                                        22,390          52,390

                   See accompanying notes to financial statements

                                         F-4

                          PRE-SETTLEMENT FUNDING CORPORATION
                            (A Development Stage Company)
                                 STATEMENT OF LOSSES

                                                                    For the
                                     For the Year    For the Year   Period
                                        Ended           Ended       Oct 14 1999
                                       Dec 31          Dec 31       (Date of
                                        2001            2000        Inception
                                                                       to
                                                                    Dec 31 2001

Revenues:                              $   6,050      $       -     $   6,050

Costs and expenses:
General and administrative               565,853        157,337       724,481

  Total costs and expenses               565,853        157,337       724,481

Other income and (expenses):
Interest and Other                         2,880           (397)        2,483

Loss from operations                    (556,923)      (157,734)     (715,948)
Income (taxes) benefit                         -              -             -
  Net loss                              (556,923)      (157,734)     (715,948)

Loss per common share (basic and
assuming dilution) (Note G)                (0.11)         (1.80)        (0.17)

Weighted average shares outstanding    5,351,681         87,609     4,289,632

                See accompanying notes to financial statements

                                      F-5

                        PRE-SETTLEMENT FUNDING CORPORATION
                          (A Development Stage Company)
                 STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY
   FOR THE PERIOD OCTOBER 14, 1999 (Date of Inception) TO DECEMBER 31, 2001



                                                          Additional        Deficit
                                Common       Stock         Paid In        Accumulated
                                Shares       Amount        Capital          During          Total
                                                                          Development
                                                                             Stage
Net loss                              -            -                -           (1,291)        (1,291)
Balance at December 31, 1999          -            -                -           (1,291)        (1,291)
Common stock issued on
September 30, 2000 in
exchange for
convertible debt at
$.50 per share                   78,000           78           38,922                -         39,000
Common stock issued on
November 27, 2000 in
exchange for
convertible debt at
$.50 per share                   26,000           26           12,974                -         13,000
Net loss at December 31, 2000         -            -                -         (157,734)      (157,734)
Balance at December 31, 2000    104,000          104           51,896         (159,025)      (107,025)
Common stock issued on
January 1, 2001 in
exchange for
convertible debt at
$ .50 per share                 174,000          174           86,826                -         87,000
Common stock issued on
January 2, 2001 to
founders in exchange
for services valued at
$ .001 per share              5,000,000        5,000               20                -          5,020
Common stock issued on
January 2, 2001 in
exchange for services
at $.50 per share                90,000           90           44,910                -         45,000

Net Loss at December
31, 2001                              -            -                -         (556,923)      (556,923)
Balance at December
31, 2001                      5,368,000        5,368          183,652         (715,948)      (526,928)


                  See accompanying notes to financial statements

                                       F-6

                           PRE-SETTLEMENT FUNDING CORPORATION
                             (A Development Stage Company)
                               STATEMENTS OF CASH FLOWS

                                                                    For the
                                     For the Year    For the Year   Period
                                        Ended           Ended       Oct 14 1999
                                       Dec 31          Dec 31       (Date of
                                        2001            2000        Inception
                                                                       to
                                                                    Dec 31 2001

Cash flows from operating
activities
Net Loss                             $   (556,923)   $   (157,734)  $ (715,948)
Common stock issued to founders             5,020               -        5,020
Common stock issued in exchange
for services                               45,000               -       45,000
Changes in assets and liabilities
Loans Receivable                            7,346         (22,445)    (15,099)
Claims Advances                            (5,250)                     (5,250)
Prepaid Expenses                            6,700          (7,738)     (1,038)
Accounts Payable and accrued
expenses                                  445,678          87,415     533,093
Net cash provided from (used
in) operating activities                  (52,429)       (100,502)   (154,222)
Cash Provided (Used) by
Financing Activities
Proceeds from Issuance of
Capital Notes                              15,000         124,000     139,000
Shareholder advances (repayments)          16,225          (2,100)     16,225
Net cash provided in financing
activities                                 31,225         121,900     155,225
Increase (decrease) in cash and
cash equivalents                          (21,204)         21,398       1,003
Cash and cash equivalents,
beginning of year                          22,207             809           -
Cash and cash equivalents, end
of the year                                 1,003          22,207       1,003

Supplemental Information:
Common Stock issued in exchange
for Capital Notes                          87,000          52,000     139,000
Common Stock issued to founders
in exchange for services                    5,020               -       5,020
Common Stock issued in exchange
for services                               45,000               -      45,000
Cash paid during the period for
Interest                                        -               -           -
Cash paid during the period for
Taxes                                           -               -           -

               See accompanying notes to financial statements

                                     F-7

                       PRE-SETTLEMENT FUNDING CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                             DECEMBER 31,2001 and 2000

NOTE A-SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Business and Basis of Presentation

Pre-Settlement Funding Corporation ("Company") was formed on October 14, 1999 under the laws of the state of Delaware. The Company is a development stage enterprise, as defined by Statement of Financial Accounting Standards No. 7 ("SFAS No. 7") and is seeking to provide financing to plaintiffs who are involved in personal injury claims. From its inception through the date of these financial statements the Company has recognized limited revenues and has incurred significant operating expenses.

Revenue Recognition

The Company plans to advance cash to personal injury plaintiffs throughout Virginia, Maryland and the District of Columbia in exchange for a portion of the plaintiff's anticipated litigation
claims.   The Company through Plaintiff's counsel will file
appropriate papers securing its position. At the inception of the advance, no revenue is recognized and the cash advances, together with the initial direct costs of originating the advance, which are capitalized, will appear on the balance sheet as "Claims Advances". The Claims Advances will be classified as current or non-current assets, depending upon managements' estimate as to when the
underlying claim will be settled.   The Company is paid only if the
customer receives a monetary settlement or judgement that exceeds the plaintiff's lawyer's expenses. Revenues from the Company's portion of the anticipated settlement will be recognized upon the realization of the claims.

Non-refundable processing/administrative fees by the Company will be offset against the direct initial costs of originating the advance. The resulting amount will be amortized to income over the expected life of the claim.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred advertising costs of $
1,221 and $ 0 during the years ended December 31, 2001 and 2000.

Property and Equipment

For financial statement purposes, property and equipment will be depreciated using the straight-line method over their estimated useful lives (three to five years for furniture, fixtures and equipment). The straight-line method of depreciation is also used for tax purposes.

                                      F-8

Income Taxes

Income taxes are provided based on the liability method for financial reporting purposes in accordance with the provisions of Statements of Financial Standards No. 109, "Accounting for Income Taxes". Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Impairment of Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 121 (SFAS 121). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS 121 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly actual results could differ from those estimates.
Concentrations of Credit Risk Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions.
At times, such investments may be in excess of the FDIC insurance limit. The Company currently has a limited number of customers. The
Company will periodically review its Claims Advances in determining its allowance for unsuccessful settlements to provide for estimated future losses of advances made to plaintiffs. The allowances will be based upon an assessment of overall risks, management's evaluation of probable losses, historic performance, and monthly reviews of cases.
Specific advances will be written off when the probability of loss has been established in amounts determined to cover such losses after giving consideration to the claim's underlying value.

                                      F-9

Stock Based Compensation

The Company accounts for stock transactions in accordance with APB Opinion 25, "Accounting for Stock Issued to Employees." In accordance with statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," the Company has adopted the proforma disclosure requirements.

Liquidity

The Company is in the development stage and its efforts have been principally devoted to developing a litigation funding business, which advance funds to personal injury plaintiffs in exchange for a portion of their claims. To date, the Company has generated limited revenues, has incurred expenses, and has sustained losses. As shown in the accompanying financial statements, the Company has incurred a net loss of $ 556,923 during the year ended December 31, 2001 and $157,734 during the year ended December 31, 2000. The Company's current liabilities exceeded its current assets by $526,928 as of December 31, 2001. For the period from inception through December 31, 2001, the Company has accumulated losses of $ 715,948. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise.

Comprehensive Income

The Company does not have any items of comprehensive income in any of the periods presented.

Segment Information

The Company adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131") in the year ended December 31, 1998. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein, materially represents all of the financial information related to the Company's principal operating segment.

                                   F-10

New Accounting Pronouncements

In March 2000, the Financial Accounting Standards Board issued interpretation No. 44 (FIN 44), "Accounting for Certain Transactions Involving Stock Compensation, and Interpretation of APB Opinion No. 25". FIN 44 clarifies the application of APB No. 25 for (a) the definition of employee for purposes of applying APB 25, (b) the criteria for determining whether a plan qualifies as a non compensatory plan, (c) the accounting consequences of various modifications to previously fixed stock options or awards, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 2, 2000 but certain conclusions cover specific events that occur after December 15, 1998 or January 12, 2000. The adoption of FIN 44 did not have an affect on the Company's financial statements but may impact the accounting for grants or awards in a future period.

In July 2001, the Financial Accounting Standards Board issued
Statement of Financial Accounting Standards No. 141, Business
Combinations (FAS 141), and FAS 142, Goodwill and Other Intangible
Assets (FAS 142). FAS 141 addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. FAS 142 addresses the initial recognition and measurement of intangible assets acquired outside of a business combination, whether acquired individually or with a group of other assets, and the accounting and reporting for goodwill and other intangibles subsequent to their acquisition. These standards require all future business combinations to be accounted for using the purchase method of accounting. Goodwill will no longer be amortized but instead will be subject to impairment tests at least annually.
The Company is required to adopt FAS 141 and FAS 142 on a prospective basis as of January 1, 2002; however, certain provisions of these new standards may also apply to any acquisitions concluded subsequent to June 30, 2001. As a result of implementing these new standards, the Company will discontinue the amortization of goodwill as of December
31, 2001. The Company does not believe that the adoption of FAS 141 or 142 will have a material impact on its consolidated financial statements.

In October 2001, the Financial Accounting Standards Board issued FAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (FAS 144). FAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes FAS 121, "Accounting for the Impairment of Long Lived Assets and for Long-Lived Assets to be Disposed of" (FAS 121) and related literature establishes a single accounting model, based on the framework established in FAS 121, for long-lived assets to be disposed of by sale. The Company is required to adopt FAS 144 no later than January 1, 2002. The Company does not believe that the adoption of FAS 144 will have a material impact on its consolidated financial statements.

                                 F-11

NOTE B- CONVERTIBLE NOTES PAYABLE

Note payable at December 31, 2001 and 2000 consists of the following:

                                                      2001        2000
Notes payable, convertible into common
stock at a price of $ .50 per share:
interest at a rate of 10% per annum; due
March 28, 2001.                                    $       -   $    25,000

Notes payable, convertible into common
stock at a price of $ .50 per share:
interest at a rate of 10% per annum; due
April 16, 2001.                                            -         5,000

Notes payable, convertible into common
stock at a price of $ .50 per share:
interest at a rate of 10% per annum; due
May 7, 2001.                                               -         5,000

Notes payable, convertible into common
stock at a price of $ .50 per share:
interest at a rate of 10% per annum; due
May 24, 2001.                                              -        25,000

Notes payable, convertible into common
stock at a price of $ .50 per share:
interest at a rate of 10% per annum; due
June 14, 2001.                                             -        12,000

                                                           -        72,000

NOTE C - CAPITAL STOCK

The Company was incorporated under the laws of the State of Delaware on October 14, 1999 under the name of Pre-Settlement Funding
Corporation. The company has authorized 100,000 shares of preferred stock, with a par value of $.001 per share. As of December 31, 2001, there are no preferred shares outstanding.

The Company has authorized 19,900,000 shares of common stock, with a par value of $.001 per share. As of December 31, 2001, there are 5,368,000 shares of common stock outstanding.

In March 2000, the Company issued $ 124,000 of notes payable convertible into common stock at a price equal to $ .50 per share. As of December 31, 2000, the holders of the notes payable elected to convert $ 52,000 of the notes, net of costs, in exchange for 104,000 shares of the Company's common stock.

In January 2001, the holders of the $ 72,000 of convertible Notes
Payable, exercised their rights to convert the unpaid principal to 144,000 shares of the Company's common stock at the conversion price of $.50 per share.

In January 2001, $15,000 of convertible notes payable were issued and converted to 30,000 shares of the Company's common stock.

In January 2001, the Company issued 5,000,000 shares of the Company's common stock to the Company's Founders in exchange for services provided to the Company from its inception. The Company valued the shares issued at $.001 per share, which approximated the fair value of the services rendered. The compensation costs of $5,020 were charged to income during the year ended December 31, 2001.

                                      F-12

In January 2001, the Company issued 90,000 shares of the Company's common stock to consultants in exchange for services provided to the Company. The Company valued the shares issued at $ .50 per share, which approximated the fair value of the shares issued during the period the services were rendered. The compensation costs of $ 45,000 were charged to income during the year ended December 31, 2001.

NOTE D-INCOME TAXES

The Company has adopted Financial Accounting Standard number 109, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

For income tax reporting purposes, the Company's aggregate unused net operating losses approximate $716,000, which expires through 2021, subject to limitations of Section 382 of the Internal Revenue Code, as amended. The deferred tax asset related to the carryforward is approximately $243,000. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earning history of the Company, it is more likely than not that the benefits will be realized.

Components of deferred tax assets as of December 31,2001 are as follows:

Non Current:

Net operating loss carryforward                $243,000
Valuation allowance                            (243,000)
Net deferred tax asset                                -

                                       F-13

NOTE E-COMMITMENTS AND CONTINGENCIES

Lease Commitments
The Company leases office space for its corporate offices in Arlington, Virginia. Commitments for minimum rentals under noncancellable operating leases at December 31,2001 are as follows:

                   2002            $ 4,800

Rental expense for the years ended December 31, 2001 and 2000 was $5,000 and $4,363, respectively and was charged to operations in the period incurred. The lease was renewed subsequent to the date of these financial statements through December 2002 at an annual rental of $ 4,800.

Employment agreements

The Company has an employment agreement with the Company's Chief
Executive Officer/President and Secretary/Treasurer. In addition to salary and benefit provisions, the agreement includes defined commitments should the employee terminate the employment with or without cause.

The Company has consulting agreements with outside contractors to provide web development and business development services. The agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement with written notice.

NOTE F- RELATED PARTY TRANSACTIONS

A principal shareholder of the Company has advanced funds to the Company for working capital purposes. No formal repayment terms or arrangements exist. The net amount of advances due the shareholder at December 31, 2001 was $16,225.

                                      F-14

Included in accounts payable and accrued liabilities at December 31, 2000 is $ 751, which represents advances from stockholders or officers of the Company. No formal agreement or repayment terms exist.

Included in accounts payable and accrued liabilities are $ 350,000 and $70,000 at December 31, 2001 and 2000, respectively for unpaid salaries for officers of the Company.

The Company has advanced funds to its officers and principal shareholders. The amounts due the Company at December 31, 2001 and 2000 were $15,099 and $22,445, respectively. The advances are unsecured and no formal repayment terms or arrangements exist.

NOTE G - EARNINGS PER SHARE

Basic and fully diluted earnings per share are calculated by dividing net income available to common Stockholders by the weighted average of common shares outstanding during the year.

                                           2001      2000     Inception Oct 14
                                                                1999 through
                                                                  Dec 31
                                                                   2001

Loss Available to Common Shareholders    $ (556,923) $ (157,734) $ (715,948)
Basic and Fully Diluted Loss Per Share        (0.11)      (1.80)      (0.17)
Weighted Average Common Shares
Outstanding                               5,351,681      87,609   4,289,632

                                  F-15


NOTE H- STOCK OPTIONS AND WARRANTS

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's Common Stock issued to key employees of the Company.

                                   Weighted      Weighted Average
Number of Exercisable              Number of     Exercise Price
                                    Shares       Price Per Share       Shares

Outstanding at December 31, 1999            -     $         -               -
Granted                                     -               -               -
Exercised                                   -               -               -
Cancelled                                   -               -               -
Outstanding at December 31, 2000            -               -               -
Granted                             4,540,000            1.25       4,540,000
Exercised                                   -               -               -
Cancelled                          (1,500,000)              -      (1,500,000)
Outstanding at December 31, 2001    3,040,000           $1.25       3,040,000

In January 2001, 4,520,000 options to purchase stock of the company were issued to the Company's founders and a consultant. The range of exercise prices is from $0.50 to $2.00 per share. The weighted average exercise price is $1.25 per share. The weighted average remaining contractual life of the option contracts is two and one half years. .

In January 2001, the Company issued 20,000 options to a key vendor to purchase the Company's common stock. The exercise price of the options is $.50 per share and expires in December 2003.
On December 11, 2001, the Company cancelled, at no cost to the Company, 1,500,000 options previously granted to a consultant to purchase the Company's common stock at $1.00 per share.

For disclosure purposes the fair value of stock option grants are estimated on the date of the grants using the Black-Scholes option pricing model with the following weighted -average assumptions used for stock options granted during the year ended December 31, 2001.
As a private company, the estimated fair value of stock options granted to employees during the period on the basis of their minimum value, which was determined by a present value calculation using a risk free interest rate of 5.85% an expected life of 2.5 years, no dividends being paid on the underlying common shares during the life of the options and no volatility. If the company recognized compensation cost for the stock option plan in accordance with SFAS
No. 123, the Company's pro forma net loss from operations would have been unchanged for all periods presented. The weighted average fair value of the options granted was $ 0 for the year ended December 31, 2001.

                                        F-16

NOTE I- GOING CONCERN MATTERS

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements from October 14, 1999 (date of inception of Company), the Company incurred losses from operations of $715,948. This factor among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve it's liquidity problems. Management anticipates the Company will attain profitable status and improve it liquidity through the continued developing of its products, establishing a profitable market for the Company's products and additional equity investment in the Company. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.
In order to improve the Company's liquidity, the Company is actively pursing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

There have not been any sales of unregistered securities by the Registrant during the first two fiscal quarters of 2002, from January 1, through June 30, and through September 19, 2002.

ITEM 27.  EXHIBITS

All references are to the Registrant's registration statement on Form SB-2 as filed with the SEC on March 9, 2001, File No. 333-56848 (the "Registration Statement").

(1) Form of Amended Underwriting and Selling Agreement between Pre-Settlement Funding and Three Arrows Capital Corp. is incorporated by reference to Pre-Effective Amendment No. 2 to the Registration Statement filed with the SEC on August 27, 2001 ("Pre-Effective Amendment No. 2").

(3)(i) Amended and Restated Certificate of Incorporation is incorporated by reference to the Registration Statement.

(3)(ii) Amended and Restated Bylaws is incorporated by reference to the Registration Statement.

(4)(i) Amended Form of Subscription Agreement is incorporated by reference to Post-Effective Amendment No. 1.

(4)(ii) Form of 10% Convertible Note is incorporated by reference to the Registration Statement.

(4)(iii) Form of Registration Agreement relating to the 10%
        Convertible Notes is incorporated by reference to the Registration Statement.

(4)(iv) Subscription Agreement dated October 26, 2000 by and between Pre-Settlement Funding Corporation and Joel P. Sens is incorporated by reference to the Registration Statement.

(4)(v) Subscription Agreement dated October 26, 2000 by and between Pre-Settlement Funding Corporation and Darryl Reed is incorporated by reference to the Registration Statement.

(4)(vi) Form of Common Stock Purchase Option relating to Exhibits 4
        (iv) and 4 (v) is incorporated by reference to the Registration
        Statement.

(4)(vii) Form of Amended Escrow Agreement by and between Pre-
        Settlement Funding Corporation, Three Arrows Capital Corp. and The Business Bank, is incorporated by reference to Pre-Effective Amendment No. 2.

(9)     Stockholder Agreement by and among Pre-Settlement Funding
        Corporation, Joel P. Sens and Darryl W. Reed, dated October 26, 2000 is incorporated by reference to the Registration Statement.

(10)(i) Form of Purchase and Security Agreement is incorporated by reference to the Registration Statement.

(10)(ii) Employment Agreement between Pre-Settlement Funding
        Corporation and Darryl Reed dated October 1, 2000 is incorporated by reference to the Registration Statement.

(10)(iii) Employment Agreement between Pre-Settlement Funding
        Corporation and Joel Sens dated October 1, 2000 is incorporated by reference to the Registration Statement.

(10)(iv) Letter by Typhoon Capital Consultants, LLC to Pre-
        Settlement Funding Corporation on December 11, 2001 withdrawing as a consultant to Pre-Settlement Funding Corporation and waiving all rights to any cash or equity compensation owed to it by Pre-Settlement Funding Corporation except for the fifty thousand (50,000) shares already issued to Typhoon Capital Consultants, LLC., filed herein.

(10)(v) Form of Consultant Agreement dated January 8, 2001 between Pre-Settlement Funding Corporation and Chukwuemeka A. Njoku is incorporated by reference to Pre-Effective Amendment No. 1.

(10)(vi) Letter Agreement for consulting services dated August 31, 2000 between Pre-Settlement Funding Corporation and Graham Design, LLC is incorporated by reference to the Registration Statement.

(10)(vii) Letter Agreement for consulting services dated June 13,
         2000 between Pre-Settlement Funding Corporation and Baker Technology, LLC is incorporated by reference to the Registration Statement.

(23)(i)  Consent of Stefanou and Company, LLP, is filed herein.

ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file a post-effective amendment to this Registration Statement during any period in which offers or sales are being made:

     (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

3. To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

4. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. That, insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6. That, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                      SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly authorized this Post-Effective Amendment to its Registration Statement to be signed on its behalf by the undersigned, in the State of Virginia, on October 25, 2002.

                                  PRE-SETTLEMENT FUNDING CORPORATION

                                  By:/s/Darryl Reed
                                  Darryl Reed
                                  President and Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment to its Registration Statement was signed by the following persons in the capacities and on the dates stated:

                                  /s/Joel Sens
                                  Joel Sens
                                  Secretary and Treasurer; Director
October 25, 2002


                                  /s/Kenneth Brochin
                                  Kenneth Brochin
                                  Director

October 25, 2002


                                 /s/Jeffrey Sens
                                 Jeffrey Sens
                                 Director
October 25, 2002


                                 /s/Darryl Reed
                                 Darryl Reed
                                 Director
October 25, 2002